EXHIBIT 4.18

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

EXECUTION COPY

NODES PURCHASE AGREEMENT

by and among

ALESTRA, S. de R.L. de C.V.,

ALFA, S.A.B. de C.V.,

AT&T GLOBAL NETWORK SERVICES MEXICO, S. de R.L. de C.V.

and

AT&T CORP.

Dated as of April 14, 2011

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

i

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

TABLE OF CONTENTS

(continued)

ii

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

TABLE OF CONTENTS

(continued)

		Page

10.9	No Recourse Against Non-Parties	20

10.10	Language	20

10.11	Counterparts	21

10.12	Exclusivity of Agreement	21

iii

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

NODES PURCHASE AGREEMENT

This NODES PURCHASE AGREEMENT, dated April 14, 2011 (the “Agreement”), by and among Alestra, S. de R.L. de C.V., a company incorporated under the laws of Mexico (the “Seller”), Alfa, S.A.B. de C.V., a company incorporated under the laws of Mexico (“Alfa”), AT&T Global Network Services Mexico, S. de R.L. de C.V., a company incorporated under the laws of Mexico (the “Purchaser”), and AT&T Corp., a company incorporated under the laws of the state of New York (“AT&T” and together with the Purchaser, the “AT&T Parties”).

W I T N E S S E T H:

WHEREAS, AT&T has deployed infrastructure for the AT&T Global Network (“AGN”) in countries around the world to enable AT&T, directly or indirectly through its affiliates, resellers and local service providers, to provide AT&T global seamless services to its business customers with locations worldwide;

WHEREAS, the Purchaser and Alfa, together with other parties, formed the Seller in October 1995 and entered into that certain Second Amended and Restated Joint Venture Agreement, dated as of October 17, 1996 (as amended, the “JVA”), among Purchaser, Alfa and the other parties thereto;

WHEREAS, since January 1997, the Seller has continuously provided telecommunication services in Mexico;

WHEREAS, on February 13, 2003, AT&T, Alfa and the other parties thereto entered into an AGN Principles Agreement in which the parties thereto agreed to analyze the feasibility of a specific proposal to deploy the AGN, to deliver AT&T Global Services to customers in Mexico through the Seller and to authorize the Seller to market, sell and provision AT&T Global Services in Mexico as an affiliate of AT&T (in spite of the Seller not being a controlled affiliate of AT&T);

WHEREAS, following such analysis, in August of 2004, AT&T and the Seller entered into the AT&T Global Network Cooperation Agreement, which terminated as of June 30, 2010;

WHEREAS, AT&T and the Seller entered into a new AT&T Global Network Cooperation Agreement, effective as of July 1, 2010 (as amended, the “AGN Agreement”), which has a scheduled termination date of June 30, 2013 including certain provisions related to the continuation of the services beyond that date during a certain wind down period;

WHEREAS, AT&T (on behalf of itself and the Purchaser), the Seller and Alfa have entered into a Non-Binding Memorandum of Understanding, dated as of December 17, 2010 (the “MOU”), whereby the parties have agreed to materially alter their relationship;

WHEREAS, to accomplish the objectives of the MOU, on the date hereof, (i) the Purchaser, AT&T, Alfa and the Seller have entered into this Agreement pursuant to which the Purchaser will purchase from the Seller the Nodes (as defined below) and (ii) the Seller, the AT&T Parties and Alfa have entered into the Equity Purchase Agreement (the “Equity

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Purchase Agreement”) pursuant to which Alfa will purchase all the equity interest in the Seller that is owned by the Purchaser;

WHEREAS, at the Closing of this Agreement, the Seller and the Purchaser desire to enter into the Equipment Lease Agreement in substantially the form set forth on Exhibit A (the “Equipment Lease Agreement”);

WHEREAS, at the time contemplated in the Equipment Lease Agreement, the Seller and the Purchaser desire to enter into (A) the Lease and Services Agreements in substantially the forms set forth on Exhibit B with respect to certain of Seller’s facilities in Mexico City, Guadalajara, Tijuana and Monterrey (the “Lease and Services Agreements”), (B) the Transition Services Agreement in substantially the form set forth on Exhibit C (the “Transition Services Agreement”), (C) the Wholesale Interconnection and Access Services Agreement in substantially the form set forth on Exhibit D (the “Wholesale Agreement”) and (D) the AGN Cooperation Termination Agreement in substantially the form set forth on Exhibit E (the “AGN Cooperation Termination Agreement” together with the Lease and Service Agreements, the Transition Services Agreement and the Wholesale Agreement, the “Commercial Agreements”); and

WHEREAS, certain terms used in this Agreement are defined in Section 1.1.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, it is acknowledged and agreed that for purposes of this Agreement, none of the AT&T Parties, Alfa or their Subsidiaries is an Affiliate of the Seller.

“Business Day” means any day of the year on which national banking institutions in both Mexico and the United States are open to the public for conducting business and are not required or authorized to close.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

“Invoice” means one or more invoices (factura(s)) necessary to cover any applicable requirement provided by the Mexican Laws then in effect, documenting the Transfer and satisfying all applicable tax requirements, itemizing the Nodes, the portion of the Purchase Price corresponding to each of the equipment components of the Nodes, and/or any other transactions contemplated in this Agreement, including in all cases the corresponding amount dictated by the Mexican Value Added Tax Law, in form and substance acceptable to Purchaser.

“Knowledge” means, with respect to any Person that is not an individual, the actual knowledge of such Person’s executive officers and all other officers and managers having responsibility relating to the applicable matter or, in the case of an individual, actual knowledge.

“Law” means any foreign, federal, state or local law (including common law), statute, code, ordinance, rule, regulation, Order or other requirement.

“Legal Proceeding” means any judicial, administrative or arbitral actions, suits, mediation, investigation, inquiry, proceedings or claims (including counterclaims) by or before a Governmental Body.

“Lien” means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, right of first refusal, easement, servitude, transfer restriction, encumbrance or any other restriction or limitation whatsoever.

“Nodes” shall mean the telecommunications nodes and customer premises equipment, as further described on Schedule 2.1 and in the Invoices.

“Order” means any order, injunction, judgment, doctrine, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

“Permits” means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Body.

“Permitted Exceptions” means imperfections in title, restrictions or encumbrances which will not materially impair the ability of the Purchaser to acquire title to or continue to use the Nodes immediately after the Closing in substantially the same manner the Nodes are presently used.

“Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“Subsidiary” means, with respect any Person, any entity of which (i) a majority of the outstanding share capital, voting securities or other equity interests is owned, directly or indirectly, by such Person or (ii) such Person is entitled, directly or indirectly, to appoint a majority of the board of directors, board of managers or comparable body of such entity.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

“Transfer” means the sale free and clear of any Lien by Seller to Purchaser of the Nodes, except for Permitted Exceptions.

“United States” or “U.S.” means the United States of America.

1.2 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

Term	Section

AGN	Recitals
AGN Agreement	Recitals
AGN Cooperation Termination Agreement	Recitals
Alfa	Preamble
Agreement	Preamble
AT&T	Preamble
AT&T Parties	Preamble
Bill of Sale	7.1(f)
Cap Ex End Date	6.4
Closing	2.4
Closing Date	2.4
Commercial Agreements	Recitals
Equipment Lease Agreement	Recitals
Equity Purchase Agreement	Recitals
ICC Rules	10.3(a)
JVA	Recitals
Lease and Services Agreements	Recitals
Losses	8.2(a)
MOU	Recitals
Purchase Price	2.2
Purchaser	Preamble
Purchaser Documents	5.2
Purchaser Indemnified Parties	8.2(a)
Reimbursable CAPEX	6.4
[***] License	5.2
[***] License Transactions	5.2
Seller	Preamble
Seller Documents	3.2
Seller Indemnified Parties	8.2(b)
Termination Date	9.1(a)
Transition Services Agreement	Recitals
Wholesale Agreement	Recitals

1.3 Other Definitional and Interpretive Matters.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(a) Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

Dollars. Any reference in this Agreement to US$ shall mean U.S. dollars.

Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.

Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

Including. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

SALE AND PURCHASE OF NODES, PURCHASE PRICE; CLOSING

2.1 Sale and Purchase of Nodes. Upon the terms and subject to the conditions contained herein, on the Closing Date the Seller agrees to Transfer to the Purchaser (or to Purchaser’s designee), and the Purchaser agrees to purchase from the Seller, the Nodes, subject only to the specific representations and warranties set forth in Article III.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

2.2 Purchase Price. The aggregate purchase price to be paid by the Purchaser for the Nodes shall be an amount in equal to US$20,000,000 plus the corresponding amount dictated by the Mexican Value Added Tax Law (the “Purchase Price”). The Purchase Price shall be allocated to the Nodes as provided in Schedule 2.2.

2.3 Payment of Purchase Price. The Purchaser shall pay the Purchase Price in cash at Closing to an account designated by the Seller (which designation shall be made no less than five (5) Business Days prior to the Closing).

2.4 Closing Date. The consummation of the sale and purchase of the Nodes provided for in Section 2.1 (the “Closing”) shall take place at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York, New York 10153 (or at such other place as the parties may designate in writing) immediately after, but on the same date as, the closing of the Equity Purchase Agreement, but only after the satisfaction or waiver of all of the conditions set forth in Article VII (other than conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions at such time), unless another date is agreed upon by the parties (the “Closing Date”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLER

Each of Seller and Alfa, jointly and severally, hereby represents and warrants to the AT&T Parties that:

3.1 Organization and Good Standing. Each of Seller and Alfa is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and Seller has all requisite power and authority to own, lease and operate the Nodes.

3.2 Authorization of Agreement. Each of Seller and Alfa has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Seller or Alfa in connection with the consummation of the transactions contemplated by this Agreement (the “Seller Documents”), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Seller Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by all required action on the part of the Seller and Alfa, as applicable. This Agreement has been, and each of the Seller Documents will be at or prior to the Closing (or with respect with the Commercial Agreements, on the date contemplated in the Equipment Lease Agreement), duly and validly executed and delivered by the Seller and Alfa and (assuming due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Seller and Alfa, enforceable against the Seller and Alfa in accordance with its terms; subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

3.3 Conflicts; Consents of Third Parties.

(a) None of the execution and delivery by the Seller and/or Alfa of this Agreement or the Seller Documents, the Transfer of the Nodes, or compliance by the Seller and/or Alfa with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of (i) the certificate of incorporation, by-laws or comparable organizational documents of the Seller and/or Alfa; (ii) any material Contract or Permit to which the Seller and/or Alfa is a party or by which any of the properties or assets of the Seller and/or Alfa are bound; (iii) any Order of any Governmental Body applicable to the Seller and/or Alfa or by which any of the properties or assets of the Seller and/or Alfa are bound; or (iv) any applicable Law in any material respect.

(b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Seller and/or Alfa in connection with the execution and delivery of this Agreement, the Seller Documents, the compliance by the Seller and/or Alfa with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby.

3.4 Title to the Nodes. The Seller owns and has good title to Transfer the Nodes. For the avoidance of doubt, the Purchaser acknowledges that the Nodes are located on property owned or leased by the Seller, and this Agreement does not convey ownership rights in, or any rights to use, such property on which the Nodes are located, except as set forth in the Lease and Services Agreements.

3.5 Functionality of the Nodes. The Nodes exist and are functioning and operating in substantially the same manner as they have historically functioned and operated.

3.6 Litigation. There is no Legal Proceeding pending or, to the Knowledge of the Seller or Alfa, threatened against the Seller, an Affiliate of the Seller or Alfa, or to which the Seller, an Affiliate of the Seller or Alfa is otherwise a party, relating to this Agreement, the Seller Documents, the Nodes or the transactions contemplated hereby or thereby.

3.7 Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Seller in connection with the transactions contemplated by this Agreement and no Person is or will be entitled to any fee or commission or like payment in respect thereof.

3.8 Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Agreement, Seller and/or Alfa make no other express or implied representation or warranty in connection with the transactions contemplated hereby.

ARTICLE IV

[INTENTIONALLY OMITTED]

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Each AT&T Party, jointly and severally, hereby represents and warrants to the Seller that:

5.1 Organization and Good Standing. Each AT&T Party is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

5.2 Authorization of Agreement. Each AT&T Party has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by each AT&T Party in connection with the consummation of the transactions contemplated by this Agreement (the “Purchaser Documents”), and to consummate the transactions contemplated hereby and thereby, except that the implementation of certain services provided for in the Commercial Agreements is contingent upon the obtainment of the Permit applied for on January 10, 2011 by Purchaser with the Mexican Ministry of Communications and Transports to become [***] in form and substance acceptable to Purchaser (the “[***] License”, and the transactions requiring the [***] License, the “[***] License Transactions”). The execution, delivery and performance of this Agreement and each of the Purchaser Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by all required action on the part of such AT&T Party. This Agreement has been, and each of the Purchaser Documents will be at or prior to the Closing (or with respect with the Commercial Agreements, on the date contemplated in the Equipment Lease Agreement), duly and validly executed and delivered by such AT&T Party and (assuming due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Purchaser Documents when so executed and delivered will constitute, legal, valid and binding obligations of such AT&T Party, enforceable against such AT&T Party in accordance with its terms; subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.3 Conflicts; Consents of Third Parties.

(a) None of the execution and delivery by such AT&T Party of this Agreement or the Purchaser Documents, the Transfer of the Nodes, or compliance by such AT&T Party with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of (i) the certificate of incorporation, by-laws or comparable organizational documents of such AT&T Party; (ii) any material Contract or Permit to which any AT&T Party is a party or by which any of the properties or assets of any AT&T Party is bound; (iii) any Order of any Governmental Body applicable to such AT&T Party or by which any of the properties or assets of such AT&T Party is bound; or (iv) any applicable Law in any material respect.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of such AT&T Party in connection with the execution and delivery of this Agreement, the Purchaser Documents, the compliance by such AT&T Party with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby, except for the [***] License.

5.4 Litigation. There are no Legal Proceedings pending or, to the Knowledge of any AT&T Party, threatened against any AT&T Party or Affiliate of an AT&T Party or to which any AT&T Party or Affiliate of an AT&T Party is otherwise a party relating to this Agreement, the Purchaser Documents or the transactions contemplated hereby and thereby.

5.5 Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for any AT&T Party in connection with the transactions contemplated by this Agreement and no Person is or will be entitled to any fee or commission or like payment in respect thereof.

5.6 Non-Reliance of Purchaser. Except for the specific representations and warranties expressly made by the Seller in Article III of this Agreement, (i) each AT&T Party acknowledges and agrees that neither Seller nor Alfa is making any representation or warranty, expressed or implied, at law or in equity, in respect of the Nodes, or the condition, operations or prospects thereof, including any express or implied warranty of merchantability or fitness for a particular purpose, the prospects for use in the AT&T Parties’ business, the effectiveness or the success of the Nodes, or the accuracy or completeness of any information regarding the Nodes furnished to the AT&T Parties or their representatives or made available to the AT&T Parties or their representatives, (ii) the AT&T Parties specifically disclaim that they are relying upon or have relied upon any such other representations or warranties and acknowledge and agree that the Seller and Alfa have specifically disclaimed and do hereby specifically disclaim any such other representations or warranties made by any Person, and (iii) the AT&T Parties will acquire the Nodes on an “as is, where is” basis, “with all faults”, except to the extent set forth in Section 3.5. The provisions of this Section 5.6 were specifically bargained-for between the Seller and the AT&T Parties and were taken into account by the Seller and the AT&T Parties in arriving at the Purchase Price.

5.7 Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Agreement, neither AT&T Party makes any other express or implied representation or warranty in connection with the transactions contemplated hereby.

ARTICLE VI

COVENANTS

6.1 Governmental Consents and Approvals. Each of the AT&T Parties, Alfa and the Seller shall use its commercially reasonable best efforts to obtain at the earliest practical date all consents, waivers, approvals, Orders, Permits, authorizations and declarations from, make all filings with, and provide all notices to, all Governmental Bodies which are required to consummate the [***] License Transactions. Subject to applicable Laws relating to the

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

exchange of information, the AT&T Parties agree to review in advance, and to the extent practicable to consult, with the Seller on all the material information that appears in any filing to be made or made with, or written materials to be submitted or submitted to, any Governmental Body in connection with the transactions contemplated by this Agreement. Each of the AT&T Parties shall keep the Seller apprised of the status of matters relating to completion of the transactions contemplated hereby. For the avoidance of doubt, this Section 6.1 does not relate to taxes, matters related to which shall be governed by Section 10.1.

6.2 Further Assurances. Each of the AT&T Parties, Alfa and the Seller shall use its commercially reasonable best efforts to (i) take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement. In addition, during the period commencing on the date of this Agreement, the parties shall implement the activities set forth in Exhibit F.

6.3 Certain Accounts Receivable.

(a) Upon the execution of the Transition Services Agreement, Purchaser shall, or shall cause its appropriate Affiliates to, use reasonable good faith efforts to collect, and cooperate with the Seller in collection of, the Seller’s accounts receivable with respect to the telecommunications services provided with respect to the AGN Agreement invoiced by the Seller for periods prior to the effective date of the Transition Services Agreement. Purchaser shall promptly provide to Seller notice of and information related to cash received by Purchaser related to accounts receivable that properly belong to Seller, and Purchaser shall promptly remit to Seller all amounts Purchaser receives that are properly attributable to such accounts receivable owing to the Seller without any deduction.

(b) In no event shall Purchaser (i) have any liability with respect to failure to collect on such accounts receivable and (ii) be obligated to continue these accounts receivable collection efforts beyond six (6) months following the effective date of the Transition Services Agreement (or if earlier, beyond the agreed date for the reconciliation described below). Upon the execution of this Agreement, the Seller and the Purchaser shall endeavor to review and identify the AGN Customers (as defined in Exhibit F) receivables balances. For the period after the effective date of the Transition Services Agreement during which Purchaser is making collection efforts for Seller, for purposes of determining whether any particular payment (or portion of payment) received by Purchaser from an AGN Customer is attributable to Seller’s accounts receivable, the following shall apply: If the AGN Customer indicates a specific invoice (whether Purchaser’s or Seller’s) to which the payment should be applied, then it shall be applied to such invoice. Absent any AGN Customer direction, Purchaser shall apply the payment first to the oldest unpaid invoice outstanding for that AGN Customer; provided, however, that no payments will be applied to charges that are subject to an unresolved dispute by the AGN Customer. The parties shall, upon request, share information regarding unresolved disputes.

(c) During the sixty (60) day period prior to the date the parties estimate the effective date of the Transition Services Agreement will occur, the parties shall work together in good faith and endeavor to take commercially reasonable actions to review and resolve past due

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

accounts receivable of AGN Customers. Any past due accounts receivable of AGN Customers that both Purchaser and Seller mutually agree in writing should be borne by Purchaser, shall be paid by Purchaser to Seller within thirty (30) days after such agreement is reached.

6.4 Certain Capital Expenditures. From January 1, 2011 until earlier of the Closing Date or the termination of this Agreement (the “Cap Ex End Date”), Seller shall continue to make capital expenditures on the Nodes as directed and/or approved in writing by Purchaser and/or AT&T in accordance with the AGN Cooperation Agreement (the “Reimbursable CAPEX”). For a period equal to the statute of limitations, Seller will keep records and reasonably satisfactory evidence of all Reimbursable CAPEX with respect to capacity demands (installed and/or to be installed) and technology upgrades for the period commencing January 1, 2011 and ending on the Cap Ex End Date. At or as promptly as practicable after the Closing Date (but in no event later than thirty (30) days after receipt by Purchaser of the evidence described below), and, after receipt of evidence from the Seller reasonably satisfactory to the Purchaser confirming the implementation (investment) by the Seller of the Reimbursable CAPEX, Purchaser will or will cause one of its Affiliates to take title to the Reimbursable CAPEX assets and pay to Seller in cash an amount equal to the Reimbursable CAPEX, including the corresponding amount dictated by the Mexican Value Added Tax Law paid by the Seller, to the same account designated by Seller pursuant to Section 2.3 (Payment of Purchase Price). If Purchaser has not made the payment of the Reimbursable CAPEX within thirty (30) days as required, interest shall begin accruing at a rate of 6.45% per annum, compounded annually, on the 31st day after receipt of such evidence by Purchaser and shall stop accruing on the date the Reimbursable CAPEX is paid, and Seller shall simultaneously provide Purchaser with the corresponding Invoice.

6.5 Notification of Certain Matters. The Seller shall give notice to Purchaser, and Purchaser shall give notice to the Seller, as promptly as reasonably practicable upon becoming aware of the institution of or the threat of institution of any Legal Proceeding against any of the Seller or the Purchaser related to this Agreement or the transactions contemplated hereby; provided, however, that the delivery of any notice pursuant to this Section 6.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice, or the representations or warranties of, or the conditions to the obligations of, the parties hereto.

6.6 Publicity.

(a) None of the Seller, Alfa or the AT&T Parties, and/or their Affiliates, shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other parties hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of Purchaser or Seller, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which Purchaser, Seller or their Affiliates list securities; provided, however, that, to the extent required by applicable Law, the party intending to make such release shall use its commercially reasonable best efforts consistent with such applicable Law to consult with the other party with respect to the text thereof.

(b) Each of the Seller and the AT&T Parties agree that the terms of this Agreement shall not be disclosed or otherwise made available to the public and that copies of

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

this Agreement shall not be publicly filed or otherwise made available to the public, except where such disclosure, availability or filing is required by applicable Law and only to the extent required by such Law. In the event that such disclosure, availability or filing is required by applicable Law, each of the Seller and the AT&T Parties (as applicable) agrees to use their commercially reasonable best efforts to obtain “confidential treatment” of this Agreement with the Securities and Exchange Commission (or the equivalent treatment by any other Governmental Body) and to redact such terms of this Agreement the other party shall request.

(c) The parties shall cooperate on the development and implementation of a communications plan to inform, and/or respond to inquiries from, interested customers, employees and the public regarding the transactions contemplated by this Agreement, the Equity Purchase Agreement and the Commercial Agreements.

ARTICLE VII

CONDITIONS TO CLOSING

7.1 Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions precedent (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by applicable Law):

(a) the representations and warranties of the Seller and Alfa shall be true and correct in all material respects (other than the representations and warranties (i) that are already qualified by materiality or (ii) contained in Sections 3.4 (Title to the Nodes) and 3.5 (Functionality of the Nodes), which representations and warranties shall be true and correct in all respects), in each case, as of the date of this Agreement and as of the Closing as though made at and as of the Closing;

(b) the Seller and Alfa shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by them on or prior to the Closing Date;

(c) Purchaser shall have received a certificate signed by the Seller and Alfa in form and substance reasonably satisfactory to Purchaser, dated the Closing Date, to the effect that each of the conditions specified above in Sections 7.1(a) and (b) have been satisfied in all respects;

(d) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(e) the Nodes exist and are functioning and operating in substantially the same manner as they have historically functioned and operated;

(f) the closing of the Equity Purchase Agreement shall have occurred; and

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(g) the Seller shall have delivered, or caused to be delivered, to the Purchaser the duly executed Equipment Lease Agreement and the Invoices.

7.2 Conditions Precedent to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions precedent (any or all of which may be waived by the Seller in whole or in part to the extent permitted by applicable Law):

(a) the representations and warranties of the AT&T Parties set forth in this Agreement shall be true and correct in all material respects (other than representations and warranties that are already qualified by materiality, which representations and warranties shall be true and correct in all respects), in each case, as of the date of this Agreement and as of the Closing as though made at and as of the Closing;

(b) the AT&T Parties shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by the AT&T Parties on or prior to the Closing Date;

(c) Seller shall have received a certificate signed by AT&T in form and substance reasonably satisfactory to Seller, dated the Closing Date, to the effect that each of the conditions specified above in Sections 7.2(a) and (b) have been satisfied in all respects;

(d) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(e) the closing of the Equity Purchase Agreement shall have occurred; and

(f) the Purchaser shall have delivered, or caused to be delivered, to the Seller the duly executed Equipment Lease Agreement.

ARTICLE VIII

INDEMNIFICATION

8.1 Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement or any certificate delivered pursuant hereto shall survive the Closing for a period of five years, except that the representations and warranties set forth in (i) Sections 3.1, 3.2, 5.1 and 5.2 shall survive the Closing for a period equal to the applicable statute of limitations and (ii) Section 3.4 shall survive the Closing indefinitely.

8.2 Indemnification.

(a) The Seller and Alfa hereby jointly and severally agree to indemnify and hold the AT&T Parties and their respective directors, officers, employees, Affiliates, stockholders, agents, attorneys, representatives, successors and assigns (collectively, the “Purchaser Indemnified Parties”) harmless from and against, and pay to the applicable

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Purchaser Indemnified Parties the amount of, any and all losses, liabilities, claims, obligations, deficiencies, demands, judgments, damages, interest, fines, penalties, claims, suits, actions, causes of action, assessments, awards, costs and expenses (including costs of investigation and defense and attorneys’ and other professionals’ fees), whether or not involving a third party claim (individually, a “Loss” and, collectively, “Losses”):

(i) based upon, attributable to or resulting from the failure of any of the representations or warranties made by the Seller or Alfa in this Agreement or any certificate delivered pursuant hereto to be true and correct in all respects at and as of the date hereof and at and as of the Closing Date; and

(ii) based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Seller or Alfa under this Agreement.

(b) The AT&T Parties hereby agree to indemnify and hold the Seller and its respective directors, officers, employees, Affiliates, stockholders, agents, attorneys, representatives, successors and assigns (collectively, the “Seller Indemnified Parties”) harmless from and against, and pay to the applicable Seller Indemnified Parties the amount of any and all Losses:

(i) based upon, attributable to or resulting from the failure of any of the representations or warranties made by the AT&T Parties in this Agreement or any certificate delivered pursuant hereto to be true and correct in all respects at the date hereof and as of the Closing Date; and

(ii) based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the AT&T Parties under this Agreement.

ARTICLE IX

TERMINATION

9.1 Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:

(a) At the election of the Seller or the Purchaser after December 31, 2011 (the “Termination Date”), if the Closing shall not have occurred by the close of business on such date; provided, however, that the terminating party is not then in material default of any of its obligations hereunder;

(b) by mutual written consent of the Seller and the Purchaser;

(c) by the Seller or the Purchaser if there shall be in effect a final nonappealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall promptly appeal any adverse determination which is not

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nonappealable (and pursue such appeal with reasonable diligence); provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to a party if such Order was primarily due to the failure of such party to perform any of its obligations under this Agreement;

(d) by the Purchaser if the Seller and/or Alfa shall have breached or failed to perform any of its covenants or agreements set forth in this Agreement, or if any representation or warranty of the Seller and/or Alfa shall have become untrue, in either case such that the conditions set forth in Sections 7.1(a) or 7.1(b) would not be satisfied and such breach or failure to perform is incapable of being cured or, if capable of being cured, shall not have been cured within twenty (20) days following receipt by the Seller of notice of such breach or failure to perform from the Purchaser;

(e) by the Seller if any AT&T Party shall have breached or failed to perform any of its covenants or agreements set forth in this Agreement, or if any representation or warranty of any AT&T Party shall have become untrue, in either case such that the conditions set forth in Sections 7.2(a) or 7.2(b) would not be satisfied and such breach or failure to perform is incapable of being cured or, if capable of being cured, shall not have been cured within twenty (20) days following receipt by the AT&T Parties of notice of such breach or failure to perform from the Seller;

(f) by the Seller or the Purchaser if the Equity Purchase Agreement is terminated in accordance with its terms; provided, however, that the right to terminate this Agreement under this Section 9.1(f) shall not be available to a party if the termination of the Equity Purchase Agreement was primarily due to the failure of such party (or its Affiliate, or in the case of Seller, the failure of Alfa) to perform its obligations under the Equity Purchase Agreement; or

(g) by the Purchaser if it reasonably believes that the [***] License it applied for will not be granted in substantially the terms it was applied for or is made subject to conditions or other requirements which are reasonably likely to adversely affect its business plan for the Nodes and are unacceptable to Purchaser.

9.2 Procedure Upon Termination. In the event of termination and abandonment by Purchaser or the Seller, or both, pursuant to Section 9.1, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Nodes hereunder shall be abandoned, without further action by the Seller, Alfa or the AT&T Parties.

9.3 Effect of Termination. In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Seller, Alfa or any AT&T Party; provided, however, that the obligations of the parties set forth in this Section 9.3, Article X and Section 6.4 hereof shall survive any such termination and shall be enforceable hereunder; provided further, however, that

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nothing in this Section 9.3 shall relieve the Seller, Alfa or any AT&T Party of any liability for a breach of this Agreement prior to the effective date of termination.

ARTICLE X

MISCELLANEOUS

10.1 Taxes and Expenses. Except as otherwise provided in this Agreement, the AT&T Parties, the Seller and Alfa shall each bear its own expenses and taxes (capital gains or income tax and Value Added Tax as provided by applicable Law), incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

10.2 Specific Performance. The parties acknowledge and agree that a breach of this Agreement would cause irreparable damage to the compliant party and that the compliant party will not have an adequate remedy at law. Therefore, the obligations of each party under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

10.3 Arbitration; Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.

(a) Any controversy, dispute or claim arising under or in connection with this Agreement (including, without limitation, the existence, validity, interpretation or breach hereof and any claim based on contract, tort or statute) shall be resolved by a binding arbitration in English, to be held in New York, New York pursuant to the Federal Arbitration Act and in accordance with the then-prevailing Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”). The number of arbitrators shall be three. One arbitrator shall be appointed by the Seller and Alfa, one arbitrator shall be appointed by the AT&T Parties and the third arbitrator shall be appointed by the first two appointed arbitrators. If, within thirty (30) calendar days after the appointment of the second arbitrator, the two arbitrators shall not have appointed the third arbitrator, the third arbitrator shall be appointed by the International Chamber of Commerce International Court of Arbitration in accordance with the ICC Rules. Each party shall bear its own expenses incurred in connection with arbitration and the fees and expenses of the arbitrators shall be shared equally by the parties involved in the dispute and advanced by them from time to time as required. It is the mutual intention and desire of the parties that the tribunal of three arbitrators be constituted as expeditiously as possible following the submission of the dispute to arbitration. Once such tribunal is constituted and except as may otherwise be agreed in writing by the parties involved in such dispute or as ordered by the arbitrators upon substantial justification shown, the hearing for the dispute will be held within sixty (60) days after submission of the dispute to arbitration. The arbitrators shall render their final award within sixty (60) days, subject to extension by the arbitrators upon substantial justification of extraordinary circumstances, following conclusion of the hearing and any required post-hearing

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briefing or other proceedings ordered by the arbitrators. Any discovery in connection with arbitration hereunder shall be limited to information directly relevant to the controversy or claim in arbitration. The arbitrators will state the factual and legal basis for the award. The decision of the arbitrators in any such proceeding will be final and binding and not subject to judicial review and final judgment may be entered upon such an award in any court of competent jurisdiction, but entry of such judgment will not be required to make such award effective. Any action against any party hereto ancillary to arbitration pursuant to this Section 10.3(a) (as determined by the arbitrators), including any action for provisional or conservatory measures or action to enforce an arbitration award or any judgment entered by any court in respect of any thereof may be brought in any federal or state court of competent jurisdiction located within the State of New York, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such action brought in such court or any defense of inconvenient forum for the maintenance of such action. Each of the parties hereto agrees that a judgment in any such action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall prevent any party from seeking provisional relief, including injunctive relief, from any court of competent jurisdiction, and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.

(b) The parties will keep confidential, and will not disclose to any Person, except their attorneys or as may be required by Law, the existence of any dispute, claim or controversy under this Section 10.3, the referral of any such dispute, claim or controversy to arbitration or the status or resolution thereof; provided that if the arbitrators award any sort of relief in the nature of a restraining order or preliminary or permanent injunction, the existence thereof may be made known to third parties as necessary to achieve the purpose of the relief. Notwithstanding this paragraph, in order to enforce the arbitration award, the parties may file the arbitration award with a court having jurisdiction thereof.

(c) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding to enforce an arbitration award or as identified in Section 10.3(a) by delivery of a copy thereof in accordance with the provisions of Section 10.6.

(d) WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING TO ENFORCE AN ARBITRATION AWARD OR AS IDENTIFIED IN SECTION 10.3(a), THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE.

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

10.4 Entire Agreement; Amendments and Waivers. This Agreement (including the Commercial Agreements, Invoice and the other schedules and exhibits hereto), the Equity Purchase Agreement (including the schedules and exhibits thereto), the Seller Documents and the Purchaser Documents represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. For the avoidance of doubt, this Agreement, the Equity Purchase Agreement and the exhibits to this Agreement and the Equity Purchase Agreement supersede the MOU, and the MOU shall have no force and effect. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

10.5 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by the internal laws of New York.

10.6 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to any AT&T Party, to:

AT&T Corp.

One AT&T Plaza

208 S. Akard; Room – 32nd Floor

Dallas, TX 75202

Facsimile: +1 [***]

Attention: [***]

With a copy to:

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AT&T Corp.

One AT&T Plaza

208 S. Akard; Room 3214

Dallas, TX 75202

Facsimile: +1 [***]

Attention: [***]

and

Thompson & Knight Abogados, S.C.

Paseo de las Palmas 405 – 1901

Lomas de Chapultepec

11000, México D.F., México

Facsimile: +[***]

Attention: [***]

If to the Seller, to:

Alestra, S. de R.L. de C.V.

Ave. Lázaro Cárdenas 2321

Col. Residencial San Agustín

San Pedro Garza García, N.L.

66269 Mexico

Facsimile: +52-81-8625-2303

Attention: Rolando Zubiran

With a copy to:

Alestra, S. de R.L. de C.V.

Ave. Lázaro Cárdenas 2321

Col. Residencial San Agustín

San Pedro Garza García, N.L.

66269 Mexico

Facsimile: +52-81-8748-8625

Attention: Pedro Armando Abdo

If to Alfa, to:

Alfa, S.A.B. de C.V.

Ave. Gomez Morin 1111 Sur

Col. Carrizalejo

San Pedro Garza García, N.L.

66254 Mexico

Facsimile: +52-81-8748-2519

Attention: Alejandro Elizondo

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With a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Facsimile:     +1 (212) 310-8007

Attention:     Frederick S. Green

10.7 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

10.8 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement except as provided below. Except as contemplated in the immediately succeeding sentence, no assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.

10.9 No Recourse Against Non-Parties. Notwithstanding anything that may be expressed or implied in this Agreement, the parties hereto covenant, agree and acknowledge that this Agreement may only be enforced against the parties hereto. All claims or causes of action (whether in contract, tort or otherwise) arising out of or relating to this Agreement (including the negotiation, execution or performance of this Agreement and any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) may be made only against the parties hereto. No past, present or future officer, director, shareholder, employee, incorporator, member, partner, agent, attorney, representative or Affiliate of any party hereto (including any person negotiating or executing this Agreement on behalf of a party hereto) shall have any liability or obligation with respect to this Agreement or with respect to any claim or cause of action (whether in contract, tort or otherwise) arising out of or relating to this Agreement (including the negotiation, execution or performance of this Agreement and any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement). Nothing in the foregoing provision of this Section 10.9 shall affect the offset rights of Purchaser and its Affiliates set forth in Sections 6.7 and 10.4 of the Equity Purchase Agreement.

10.10 Language. English shall be the official language in respect to all matters in connection with this Agreement, unless otherwise agreed in writing by the parties. In the

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event that this Agreement shall be translated into any other language, the English version shall be controlling as among the parties.

10.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

10.12 Exclusivity of Agreement. The parties hereto have voluntarily agreed to define their rights, liabilities and obligations respecting the subject matter of this Agreement exclusively in contract pursuant to the express terms and provisions of this Agreement; and the parties hereto expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement. Furthermore, the parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s length negotiations; all parties to this Agreement specifically acknowledge that no party has any special relationship with another party that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s length transaction. The sole and exclusive remedies for any breach of the terms and provisions of this Agreement (including any representations and warranties set forth herein) shall be those remedies available at law or in equity for breach of contract only (as such contractual remedies may be further limited or excluded pursuant to the express terms of this Agreement); and the parties hereby agree that no party hereto shall have any remedies for any statements, communications, disclosures, failures to disclose, representations or warranties not set forth in the Agreement. The parties hereto hereby settle, waive and release any and all tort claims and causes of action that may be based upon, arise out of or relate to the negotiation and execution of this Agreement (including any tort claim or cause of action based upon, arising out of or related to any statement, communication, disclosure, failure to disclose, representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

ALESTRA, S. de R.L. de C.V.

By:
Name:
Capacity:

ALFA, S.A.B. de C.V.

By:
Name:
Capacity:

AT&T GLOBAL NETWORK SERVICES MEXICO, S. de R.L. de C.V.

By:
Name:
Capacity:

AT&T CORP.

By:
Name:
Capacity:

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Exhibit A

EQUIPMENT LEASE AGREEMENT

This Equipment Lease Agreement (the “Agreement”) is entered into as of [—], 2011 by and between AT&T Global Network Services Mexico, S. de R.L. de C.V., for itself and for the benefit of each of its Subsidiaries and Affiliates (as such terms are defined in the NPA), a company organized and existing under the laws of the United Mexican States, having its principal place of business at Montes Urales 470-PH Col, Lomas de Chapultepec Mexico, D.F. 11000 (collectively referred to as “AGNS Mexico” or “Lessor”), and Alestra S. de R.L. de C.V., a company organized and existing under the laws of the United Mexican States, having a principal place of business at [—] (referred to herein as “Alestra” or “Lessee”).

W I T N E S S E T H

WHEREAS, on the date hereof AGNS Mexico, AT&T Corp. (“AT&T”), Alfa, S.A.B. de C.V. and Alestra have closed the Nodes Purchase Agreement (the “NPA”) pursuant to which AGNS Mexico purchased from Alestra the Nodes (as defined below); and

WHEREAS, as per the terms of the NPA, Alestra and AGNS Mexico agreed to enter into this Equipment Lease Agreement pursuant to which Alestra will lease from AGNS Mexico, the Nodes;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

ARTICLE I. THE LEASE

1.1 LEASE OF THE NODES. In accordance with the terms and conditions of this Agreement, the AT&T Global Network Cooperation Agreement between AT&T Corp. and Alestra currently in effect (the “AGN Cooperation Agreement”) and the NPA (and together with the AGN Cooperation Agreement, the “AGN Agreements”), Lessor shall lease to Lessee, and Lessee shall lease from Lessor, the hardware, software and other equipment described in Schedule 2.1 of the NPA, located in Monterrey, Guadalajara, Tijuana and Mexico City (the “Equipment Sites”), including all Lessor provided substitutions, replacements, repairs, parts and attachments, improvements and accessions thereto and therein (the “Nodes”). The Nodes described in Schedule 2.1 of the NPA is currently located at the Equipment Sites. Lessee’s execution of this Agreement shall be conclusive of Lessee’s acceptance of the Nodes shown in Schedule 2.1 of the NPA for leasing. Alestra shall lease the Nodes from AGNS Mexico for the Term of this Agreement. During the Term, Lessor or its assignee shall at all times retain full legal title to the Nodes under the terms and conditions set forth in this Agreement.

1.2 TRUE LEASE. AGNS Mexico and Alestra intend this Agreement to create a true lease and not a security interest, and the provisions hereof or any filing in accordance

Ex. A-1

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

herewith shall not be deemed evidence of any contrary intent but of an attempt to protect Lessor’s rights, title and interests in and to all Nodes.

1.3 TERM. The term (the “Term”) of this Agreement shall commence on the date execution of this Agreement and shall continue in effect until December 31, 2012, unless earlier terminated as provided in Section 1.5. In the event this Agreement is terminated as provided in Section 1.5, title to the Nodes shall not pass to Alestra, but shall remain with Lessor regardless of whether the Nodes remains physically located on Alestra’s premises after such termination as provided in the Lease and Services Agreements (as defined in the NPA) to be entered and/or become effective on the Termination date of this Agreement.

1.4 RENTAL PAYMENTS. Lessee shall pay Lessor rent (the “Rent”) for the Nodes in the amount of US$[—], plus applicable Mexican Value Added Tax, per month at the times specified herein. The first Rent shall be payable on the date of execution of this Agreement. Thereafter, Rent shall be payable in advance once a month no later than thirty days from date of electronic receipt of the Invoice (as defined in the NPA) from Lessor. All Rent and other amounts payable by Lessee to Lessor hereunder shall be paid to Lessor at the address specified above, or at such other place as Lessor may designate in writing to Lessee from time to time.

1.5 ANTICIPATED TERMINATION. Lessor shall have the right, at its sole discretion, to terminate this Agreement at any time [***] (such termination date, the “Anticipated Termination Date”) prior to the Term (an “Anticipated Termination”) by providing notice to Lessee, subject to the following:

(a) The purpose of this subsection is to address the link that exists between this Agreement and the accounts receivable which stem from the provision of AGN services and to compensate Lessee for lost revenue in the event the Lessor effects an Anticipated Termination of this Agreement before [***] and ensure that Lessor does not receive the benefit of accounts receivable for a particular month if the Anticipated Termination Date occurs at any time prior to [***]. To this effect, subject to Section 1.5(c) hereof, Lessor shall pay to Lessee the product of (i) US$[***] plus the amount dictated by Mexican Value Added Tax and (ii) the number of months in 2011 for which Lessee has not issued monthly bills to its AGN customer (the “Bills”) (so, for example, if the Bills for December 2011 are sent on December 5, 2011 and the Anticipated Termination Date occurs on December 6, 2011, this subsection (a) would not apply, but if the bills for December 2011 were sent on December 5, 2011 and the Anticipated Termination Date occurs on December 1, 2011, Lessee shall be entitled to a payment of US$[***]). In the event the Anticipated Termination Date occurs before December 31, 2011 but on the same day that Lessee is issuing the Bills, then the Anticipated Termination shall be deemed to have occurred before the Bills are issued such that the Lessee is owed US$[***] and the Bills (and associated accounts receivable) are for Lessor’s benefit.

(b) The purpose of this subsection (b) is to compensate Lessor for lost revenue in the event the Lessor effects an Anticipated Termination after [***] or this Agreement continues until the expiration of its Term on December 31, 2012. If the Anticipated Termination Date occurs after [***] (or if there is no termination of this Agreement before the expiration of the Term on

Ex. A-2

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

December 31, 2012), Lessor shall be entitled to receive from Lessee an amount, in accordance with Section 1.5(c), equal to the product of (i) US$[***] plus the corresponding amount dictated by the Mexican Value Added Tax Law and (ii) the number of months in 2012 for which Lessee has issued monthly Bills to its customers prior to such Anticipated Termination or Expiration. Notwithstanding the foregoing, if Lessee has complied with its obligations under the NPA and this Agreement so that Lessor is then operationally prepared to transition as contemplated by the NPA and the Commercial Agreements, the amounts owing as specified in this Section 1.5(b) shall cease to accrue at such time as Lessor has obtained that certain permit applied for on January 10, 2011 by Lessor with the Mexican Ministry of Communications and Transports to become a [***] in form and substance acceptable to Lessor (the “[***] License”).

(c) Any payments required pursuant to Section 1.5(a) or 1.5(b) shall be made in cash in U.S. dollars no later than five (5) Business Days (as defined in the NPA) after the Anticipated Termination Date to an account designated by the party to receive the payment.

(d) The occurrence of an Event of Default as provided for in Article IV. With respect to an Anticipated Termination pursuant to this Section 1.5(d), no payments shall be due or owing with respect to Section 1.5(a) hereof.

(e) At the end of the Term of this Lease [***], (i) Lessor and Lessee shall enter into and/or give effect to the Commercial Agreements (as defined in the NPA), as applicable and subject to that provided in the second paragraph of Section 1.6 below and (ii) Lessor shall assist Lessee in collecting its accounts receivables as set forth in Section 6.3 of the NPA.

1.6 RETURN OF THE NODES. Upon expiration of the Term or Anticipated Termination, Lessee shall (i) hold and/or return the Nodes to Lessor, or shall otherwise cooperate in the disposition of the Nodes, as directed by Lessor, and (ii) Transfer (as defined in the NPA), at cost, to Lessor any additional customer premises equipment acquired by Lessee in connection with the operation of the Nodes in accordance with Section 6.4 of the NPA.

In the event Lessor has not obtained the [***] License prior to the Term or at the time Lessor exercise its Anticipated Termination rights, and Lessor intends to enter into similar lease or operating arrangements with a third party, Lessor shall provide notice to Lessee of such circumstance and Lessee shall be given equal opportunity to present to Lessor with a proposal to operate the Nodes and provide the necessary services to Lessor; provided, however, that if Lessor chooses a third party to operate the Nodes and provide the necessary services to Lessor, Lessee shall enter into one or more of the Commercial Agreements with such designee on substantially equivalent terms as those attached to the NPA, or otherwise enter into other agreements with Lessor mutually satisfactory to the Lessor and Lessee, to the extent requested by Lessor in furtherance of the intent of an orderly transition and winding down of Lessee’s responsibilities in connection with the AGN customers and Bills.

1.7 LOCATION OF THE NODES. The parties acknowledge that the Nodes are located on Lessee’s premises at the Equipment Sites, and Lessee shall not remove it from said location without prior written consent of Lessor. Lessor shall not be obligated to consent to a relocation of the Nodes and may withhold its consent at its discretion. Notwithstanding any other

Ex. A-3

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

provision in this Agreement, if most or all of the Nodes are threatened with immediate destruction at any Equipment Site, or Lessee is duly ordered by an authorized governmental authority to move the Nodes, Lessee may relocate the Nodes upon prior notice to the Lessor to a site agreed to by Lessor. Lessee shall be responsible for all costs and expenses incurred in the relocation and all damage to the Nodes as a result of the relocation of the Nodes.

ARTICLE II. DISCLAIMERS AND WARRANTIES;

INTELLECTUAL PROPERTY

2.1 DISCLAIMERS; WARRANTIES. LESSOR LEASES THE NODES AS IS, AND, NOT BEING THE MANUFACTURER OF THE NODES, THE MANUFACTURER’S AGENT OR THE SELLER’S AGENT, MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, DESIGN OR CONDITION OF THE NODES. NEITHER PARTY SHALL BE RESPONSIBLE FOR ANY LOSS OR DAMAGE RESULTING FROM THE INSTALLATION, OPERATION OR OTHER USE, OR DEINSTALLATION OF THE NODES, INCLUDING, WITHOUT LIMITATION, ANY DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGE OR LOSS. Lessor, when requested in writing by Lessee and at Lessee’s expense, shall communicate with the manufacturer or the supplier of any of the equipment comprising the Nodes for correction of any problems that may arise with respect thereto, and all warranties made by the manufacturer or such supplier are, to the degree possible, hereby assigned to Lessee for the Term. To the extent any such warranty requires performance of any kind by the beneficiary of the warranty, Lessee shall perform in accordance therewith. Lessor shall provide written instructions to Lessee, including without limitation, all technical requirements and specification or any other information Lessee must know or that may be requested by the supplier to Lessee.

2.2 INTELLECTUAL PROPERTY. EXCEPT AS MAY BE PROVIDED IN THE AGN AGREEMENTS, LESSOR MAKES NO WARRANTIES OR REPRESENTATIONS WHATSOEVER WITH RESPECT TO THE INTELLECTUAL PROPERTY RIGHTS, INCLUDING, WITHOUT LIMITATION, ANY PATENT, COPYRIGHT AND TRADEMARK RIGHTS, OF ANY THIRD PARTY WITH RESPECT TO THE NODES, WHETHER RELATING TO INFRINGEMENT OR OTHERWISE. Lessor shall, when requested in writing, exercise rights of indemnification, if any, for patent, copyright or other intellectual property infringement obtained from the manufacturer under any agreement for purchase of the Nodes. If notified promptly (from the date on which Lessee was notified of any such event) in writing of any action brought against Lessee based on a claim that the Nodes infringes a United States or Mexican patent, copyright or other intellectual property right, Lessor shall promptly notify the manufacturer thereof for purposes of exercising, for the benefit of Lessee, Lessor’s rights with respect to such claim under any such agreement.

ARTICLE III. COVENANTS OF LESSEE AND LESSOR

3.1 PAYMENTS UNCONDITIONAL; TAX BENEFITS; ACCEPTANCE. EACH RENT SHALL BE A NET RENT, AND LESSEE’S OBLIGATION TO PAY ALL

Ex. A-4

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

RENT AND OTHER SUMS THEREUNDER, AND THE RIGHTS OF LESSOR IN AND TO SUCH PAYMENTS, SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, SETOFF, DEFENSE, COUNTER CLAIM, INTERRUPTION, DEFERMENT OR RECOUPMENT, FOR ANY REASON WHATSOEVER. It is the intent of Lessor, and an inducement to Lessor, to enter into this Agreement, to claim all available tax benefits of ownership with respect to the Nodes subject thereto, notwithstanding Lessee shall be entitled to claim any tax benefits available to Lessee as per its condition under this Agreement. Lessee’s acceptance of the Nodes subject to this Agreement shall be conclusively and irrevocably evidenced by Lessee executing this Agreement, upon which event this Agreement shall be noncancellable for the Term unless as provided in Section 1.5 or otherwise agreed to in writing by the Parties.

3.2 USE OF THE NODES. Lessee shall use the Nodes solely as provided in the AGN Agreements and in a manner and for the use contemplated by the manufacturer thereof, and in compliance with all laws, rules and regulations of every governmental authority having jurisdiction over the Nodes or Lessee and with the provisions of all policies of insurance carried by Lessee pursuant to Section 3.6 below. Except for any tax owed by Lessor as owner of the Nodes, Lessee shall pay all costs, expenses, fees and charges incurred in connection with the use and operation of the Nodes.

3.3 RETURN; MAINTENANCE AND REPAIR; INSPECTION. . Lessee shall maintain and keep the Nodes in good repair, condition and working order, ordinary wear and tear excepted, and, at the expiration or termination of the Term, with respect to any of the Nodes, have such Nodes inspected and certified acceptable for maintenance service by the manufacturer. In the event any of the Nodes, upon its return to Lessor, is not in good repair, condition and working order, ordinary wear and tear excepted, Lessee shall be obligated to pay Lessor for the reasonable out-of-pocket expenses Lessor incurs in bringing such Nodes up to such status, but not in excess of the total amount insured for such Nodes, promptly after its receipt of an invoice for such expenses, provided that any such expense shall be previously authorized by Lessee. Lessor shall be entitled to inspect the Nodes at Lessee’s location at reasonable times, giving Lessee five (5) business days prior notice to any such inspection.

Lessor shall pay Lessee an amount equal to US$[—]1, plus applicable Mexican Value Added Tax, per month, in consideration for Lessee’s maintenance and other related services to the Nodes (the “Maintenance Fee”). The first Maintenance Fee shall be payable on the date of execution of this Agreement. Thereafter, the Maintenance Fee shall be payable in advance once a month no later than thirty days from date of electronic receipt of the Invoice (as defined in the NPA) from Lessee. Maintenance Fee payable by Lessor to Lessee hereunder shall be paid to Lessee at the address specified above, or at such other place as Lessee may designate in writing to Lessor from time to time. LESSOR’S OBLIGATION TO PAY THE MAINTENANCE FEE AND OTHER SUMS THEREUNDER, AND THE RIGHTS OF LESSEE IN AND TO SUCH PAYMENTS, SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, SETOFF, DEFENSE, COUNTER CLAIM, INTERRUPTION, DEFERMENT OR RECOUPMENT, FOR ANY REASON WHATSOEVER.

[1]	[***]

Ex. A-5

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

3.4 [Intentionally Omitted]

3.5 LOSS OF THE NODES. With effect as from the date of execution of this Agreement and until such time as the Nodes is returned to Lessor upon termination of this Agreement under circumstances set forth in Section 1.5, Lessee shall bear the entire risk of the Nodes being lost, destroyed or otherwise permanently unfit or unavailable for use from any cause whatsoever (an “Event of Loss”), provided, however, that Lessee shall not be liable and shall not bear any risk of loss in the event that any such loss is caused by the gross negligence or omissions of Lessor, its employees, or subcontractors. If an Event of Loss shall occur with respect to any item of Nodes, Lessee shall promptly notify Lessor thereof in writing. Upon the making of such payment by Lessee regarding any item of the Nodes, the Rent (and the Maintenance Fee) for such item of the Nodes shall cease to accrue, the Term of this Agreement to such item of the Nodes shall terminate and (except in the case of loss, theft or complete destruction) Lessor shall be entitled to recover possession of such item of the Nodes in accordance with the provisions of Section 3.3 above.

3.6 INSURANCE. The Parties agree to apply the terms and conditions set forth in Article 13 of the AGN Cooperation Agreement for all insurance matters.

3.7 INDEMNITY. The Parties agree to apply the terms and conditions set forth in Articles 16 and 18 of the AGN Cooperation Agreement for all indemnity matters.

3.8 PROHIBITIONS RELATED TO LEASE AND THE NODES. Without the prior written consent of Lessor, Lessee shall not: (a) assign, transfer, pledge, encumber, hypothecate or otherwise dispose of the Nodes, lease or any rights or obligations thereunder; (b) sublease any of the Nodes; (c) create or incur, or permit to exist, any lien or encumbrance with respect to any of the Nodes, or any part thereof; (d) move any of the Nodes from the Equipment Site location; or (e) permit any of the Nodes to be moved outside the continental limits of the United Mexican States. Without prior written consent of Lessee, Lessor shall not lease (besides this Agreement), sell, transfer, and create any security interest, lien or other interest in the Nodes during the Term. If any of the foregoing situations arise, the Party undertaking the prohibited activity will give written notice to the other Party of such event.

3.9 IDENTIFICATION. Lessor shall place as desired, and Lessee shall maintain, permanent markings provided by Lessor on the Node utensils evidencing ownership, security and other interests therein.

3.10 ALTERATIONS AND MODIFICATIONS. Lessor shall make such additions, attachments, alterations or improvements to the Nodes as provided in the AGN Agreements and subject to the terms and conditions therein (the “Alterations”) or, at Lessor’s option and request, Lessee shall make such Alterations in which case Lessor shall promptly reimburse Lessee for the corresponding cost.

3.11 NODES TO BE PERSONAL PROPERTY. Lessee acknowledges and represents that the Nodes shall be and remain personal property, notwithstanding the manner in

Ex. A-6

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

which it may be attached or affixed to realty, and Lessee shall do all reasonable acts and enter into all agreements necessary to ensure that the Nodes remains personal property.

ARTICLE IV. DEFAULT AND REMEDIES

4.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an “Event of Default” hereunder: (a) Lessee shall fail to perform any material covenant, including payment of Rent when due and payable, condition or agreement made by it under this Agreement, and such failure shall continue for ninety (90) days after its receipt of notice thereof; or (b) Lessee is the subject to a court resolution resulting in dissolution, reorganization, bankruptcy or concurso mercantil.

4.2 REMEDIES. If an Event of Default hereunder shall occur and shall continue, Lessor may, at its option, exercise any one or more of the following remedies: (a) terminate this Agreement and Lessee’s rights thereunder upon notice to Lessee; (b) proceed to enforce performance by Lessee of the applicable covenants of this Agreement or to recover damages for the breach thereof; (c) recover from Lessee or, at Lessor’s option, set off such amounts Lessor owes Lessee under the AGN Agreements, an amount equal to the sum of all accrued and unpaid Rent and other amounts due under this Agreement, (d) personally, or by its agents, take immediate possession of any or all of the Nodes from Lessee and, for such purpose, enter upon Lessee’s premises where any of the Nodes is located with or without notice or process of law and free from all claims by Lessee; and (e) require the Lessee to assemble the Nodes and deliver the Nodes to Lessor at a location which is reasonably convenient to Lessor and Lessee. The exercise of any of the foregoing remedies by Lessor shall not constitute a termination of this Agreement unless Lessor so notifies Lessee in writing.

ARTICLE V. MISCELLANEOUS

5.1 PERFORMANCE OF LESSEE’S OBLIGATIONS. Upon Lessee’s failure to perform any obligation hereunder when due, Lessor shall have the right, but shall not be obligated, to perform such obligation, whereupon the cost of such performance shall immediately become due and payable hereunder as additional Rent.

5.2 QUIET ENJOYMENT. So long as no Event of Default shall have occurred and be continuing, neither Lessor nor its assignee shall interfere with Lessee’s right of quiet enjoyment and use of the Nodes.

5.3 RIGHT AND REMEDIES. Each and every right and remedy granted to the parties herein under this Agreement shall be cumulative and in addition to any other right or remedy therein specifically granted to nor or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by the respective party from time to time concurrently or independently and as often as such party may deem expedient. Any failure or delay on the part of the respective party in exercising any such right or remedy, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect such

Ex. A-7

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

party’s right thereafter to exercising the same. Waiver of any right or remedy on one occasion shall not be deemed to be a waiver of any other right or remedy or of the same right or remedy on any other occasion.

5.4 NOTICES. Any notice, request, demand, consent, approval or other communication provided for or permitted hereunder shall be in writing and shall be conclusively deemed to have been received by a party hereto on the day it is delivered to such party at its address as set forth above (or at such other addresses such party shall specify to the other party in writing), or if sent by registered or certified mail, return receipt requested, on the fifth day after the day on which it is mailed, postage prepaid, addressed to such party.

5.5 DAYS; SECTION HEADINGS; COUNTERPARTS. For all purposes of this Agreement unless otherwise explicitly provided herein, the reference to “day” or “days” shall refer to a calendar day or days. Section headings are inserted for convenience of reference only and shall not affect any construction or interpretation of this Agreement. This Agreement may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

5.6 ENTIRE LEASE. This Agreement constitutes the entire agreement between Lessor and Lessee with respect to the lease of the Nodes. No amendment of, or any consent with respect to, any provision of this Agreement shall bind either party unless set forth in a writing, specifying such waiver, consent, or amendment, signed by both parties. TO THE EXTENT PERMITTED BY APPLICABLE LAW AND NOT OTHERWISE SPECIFICALLY PROVIDED TO LESSEE IN THIS AGREEMENT, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS OR REMEDIES CONFERRED UPON A LESSEE UNDER THE NEW YORK COMMERCIAL CODE, AND ANY OTHER APPLICABLE SIMILAR CODE OR STATUTES OF ANOTHER JURISDICTION, WITH RESPECT TO A DEFAULT BY LESSOR UNDER THIS AGREEMENT.

5.7 ASSIGNMENT. Lessee may not assign or transfer its rights and/or obligations hereunder without the prior written consent of Lessor, which consent shall not be unreasonable withheld, provided however, that Lessee may assign upon notice to Lessor some or all of its rights and obligations to an Affiliate.

5.8 SEVERABILITY. Should any provision of this Agreement be or become invalid, illegal, or unenforceable under applicable law, the other provisions of this Agreement shall not be affected and shall remain in full force and effect.

5.9 ATTORNEYS’ FEES. Should either party institute any action or proceeding to enforce this Agreement, the prevailing party shall be entitled to receive from the other party all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees.

5.10 GOVERNING LAW AND JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK EXCEPT FOR PROVISIONS RELATING CONFLICTS OF LAW. Any controversies arising

Ex. A-8

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

in connection with the interpretation or enforcement of this Agreement, shall be resolved pursuant to Section 10.3 of the NPA.

5.11 SURVIVAL. All obligations of Lessee to make payments to Lessor under this Agreement or to indemnify Lessor with respect to the Nodes, and all rights of Lessor hereunder with respect to this Agreement, shall survive the termination of this Agreement.

5.12 PAYMENTS UPON TERMINATION. Except as otherwise provided for in this Agreement, within thirty (30) days from the expiration of the Term or Anticipated Termination Date, the parties shall pay and/or reimburse any amounts due each other pursuant to this Agreement.

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Ex. A-9

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

BOTH PARTIES BY THE SIGNATURE BELOW OF ITS RESPECTIVE AUTHORIZED REPRESENTATIVES, EACH ACKNOWLEDGE THAT IT HAS READ THIS LEASE, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS.

AT&T Global Network	Alestra S R.L. de C.V.
Services Mexico, S. de R.L. de C.V.

By:	By:
Name:	Name:
Title:	Title:

Ex. A-10

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Exhibit B

LEASE AND SERVICES AGREEMENTS

[***]

Ex. B-1

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Exhibit C

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”), dated as of             , 201  , is made by and between Alestra S. de R.L. de C.V., a Mexican company (“Providing Party”), on behalf of itself and its subsidiaries, and AT&T Global Network Services Mexico S. de R.L. de C.V., a Mexican company (“Receiving Party”), on behalf of itself and its Affiliates. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Equipment Lease Agreement and/or Nodes Purchase Agreement (as applicable) described below.

WHEREAS, Providing Party and Receiving Party have entered into that certain Nodes Purchase Agreement, dated as of April __, 2011 (the “Nodes Purchase Agreement”);

WHEREAS, pursuant to the Nodes Purchase Agreement, Providing Party has sold, and Receiving Party has purchased, the Nodes (as defined in the Nodes Purchase Agreement); and Receiving Party has applied for a permit so that the Receiving Party will be able to [***] provide certain value added and telecommunications services (“AGN Services”) in Mexico utilizing the Nodes;

WHEREAS, as contemplated by the Nodes Purchase Agreement, Providing Party and Receiving Party entered into that certain Equipment Lease Agreement, dated as of             , 2011 (the “Equipment Lease Agreement”);

WHEREAS, as of immediately prior to the date hereof, Providing Party has leased from Receiving Party and operated the Nodes and utilized such Nodes to fulfill certain enterprise customers’ needs for AGN Services in Mexico pursuant to that certain AT&T Global Network Cooperation Agreement to which Providing Party and an Affiliate of Receiving Party are parties (the “AGN Cooperation Agreement”);

WHEREAS, Receiving Party desires that Providing Party provide the certain services, including the services described in the Schedules attached hereto (the “Transition Services”) for a transition period following the Anticipated Termination Date (as such term is defined in the Equipment Lease Agreement);

WHEREAS, concurrently with the execution of this Agreement, Providing Party and Receiving Party are entering into a Wholesale Interconnection and Access Service Agreement relating to certain to Receiving Party obtaining, procuring and otherwise leasing access connectivity and other interconnection services from Providing Party (such agreement as executed on the date hereof, the “Wholesale Agreement”); and

WHEREAS, the Equipment Lease Agreement requires that Providing Party and Receiving Party enter into this Agreement on the Anticipated Termination Date.

Ex. C-1

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

AGREEMENT TO PROVIDE SERVICES

1.1 Provision of Services. In consideration of the payments described under Section 2 below, Providing Party shall provide to Receiving Party the Transition Services for the time periods and on the terms set forth herein and in the Schedules hereto. Any time period listed in the Schedules may be extended at the request of Receiving Party for a period of time to be agreed upon by the parties, but not to exceed two (2) thirty (30)-day extensions from the date of expiration of the relevant time period, and such request shall not be declined by Providing Party, if at the expiration of such time period such request is not made in bad faith or as a result of Receiving Party’s lack of good faith efforts to complete the assumption of the Transition Services. In every case, all of the Transition Services shall be provided in accordance with the terms, limitations and conditions set forth herein and in the Schedules.

1.2 Books and Records. Providing Party shall keep books and records of the Transition Services provided and, with respect to and during the time periods for which Providing Party is receiving payments or reimbursements hereunder, supporting documentation of all out-of-pocket costs incurred in providing the Transition Services, and shall make such books and records available to Receiving Party for inspection and audit by mutually acceptable independent auditors, upon reasonable notice, at Providing Party’s reasonable convenience and during normal business hours. Such books and records shall be made available to Receiving Party at Providing Party’s place of business, unless Providing Party, in its sole discretion, determines to deliver such books and records to Receiving Party.

SECTION 2

SERVICES; PAYMENT; INDEPENDENT CONTRACTOR

2.1 Services to be Provided.

(a) Unless otherwise set forth or contemplated by the Schedules or as agreed in writing by the parties, Providing Party shall, to the extent applicable, provide the Transition Services to Receiving Party in substantially the same manner, having the same quality and in accordance with the same standards as the Transition Services were performed by or for the Providing Party’s operations prior to the Anticipated Termination Date and in a manner so that the AGN Services provided [***] by Receiving Party to its customers after the Anticipated Termination Date will be of the same type and quality as such customers received under the AGN Cooperation Agreement prior to the Anticipated Termination Date; provided, however, Providing Party shall have no obligation to provide Transition Services which require Providing Party to utilize additional resources beyond those it needed to perform its obligations under the AGN Cooperation Agreement immediately prior to the Anticipated Termination Date, to the

Ex. C-2

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

extent applicable. Providing Party represents and warrants to Receiving Party that (i) Providing Party is free to provide each Transition Service to Receiving Party without obtaining the consent of any supplier, lessor, vendor or licensor of Providing Party and (ii) the provision of any Transition Service does not and will not breach or otherwise conflict with any agreement between Providing Party and any third party.

(b) Nothing contained herein or in the Schedules shall constitute or be deemed to constitute a partnership, joint venture or agency relationship between Providing Party and Receiving Party. Providing Party shall not have any right or authority, and shall not attempt to enter into any contract, commitment, or agreement or incur any debt or liability, of any nature, in the name of Receiving Party except as expressly set forth in the Schedules or other definitive agreement between the parties. Providing Party shall act under this Agreement solely as an independent contractor and not as an agent or subordinated party of Receiving Party. Nothing contained herein shall constitute or be deemed to constitute an employment relationship between Receiving Party and the employees of Providing Party engaged in the providing of Transition Services. Providing Party shall be solely responsible for the payment of compensation and benefits to its employees and any payments or withholdings to governmental agencies relating to its employees, and shall make all staffing decisions and direct the performance of the Transition Services.

(c) Providing Party shall have the right to suspend the provision of relevant Transition Services at any time it or any of its Affiliates has to shut down temporarily for maintenance purposes the operation of the facilities providing any Transition Service whenever, in its reasonable discretion, such action is necessary; provided that Providing Party shall (i) give Receiving Party as much advance notice as is reasonably practicable of any shutdown of the facilities providing any Transition Services and (ii) use reasonable efforts to schedule maintenance in consultation with Receiving Party so as not unreasonably to interfere with Receiving Party’s business. Where feasible, Providing Party’s notice of any shutdown shall be given in writing. Where written notice is not feasible, oral notice shall be given and promptly confirmed in writing. Providing Party shall be relieved of its obligations to provide the Transition Services during the period that it or its Affiliates’ facilities are so shut down but shall use reasonable efforts to minimize each period of shutdown for such purpose and to schedule such shutdown so as not to inconvenience or disrupt the operations of Receiving Party.

(d) Each of Providing Party and Receiving Party appoint the following individuals, who shall serve as the coordinator for purposes of communicating with the other party regarding this Agreement and who shall be authorized to act on behalf of his or her respective party as to matters pertaining to this Agreement:

For Receiving Party:	For Providing Party:

Name: [***]	Name: [ ]

Title: Exec. Director Project Management	Title: [ ]

Address: 1 AT&T Way, Bedminster, NJ	Address: [ ]

Ex. C-3

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

07921-2693

Phone: [***]	Phone: [ ]

E-mail address: [***]	E-mail address: [ ]

The coordinator shall coordinate with contact person(s) set out in the Schedules, as necessary. Each party shall notify the other in writing as to the name, address and telephone number of any replacement for such designated coordinator, and such contact person(s) set out in the Schedules.

2.2 Payment. To the extent the Schedules to this Agreement specify that Receiving Party must make a payment to Providing Party for Transition Services rendered hereunder, any statements that may be rendered by Providing Party to Receiving Party with respect to Transition Services will be rendered each month for Transition Services delivered during the preceding month, and each such statement shall set forth in reasonable detail a description of such Transition Services and the costs to be reimbursed therefor (and shall include reasonable documentation evidencing any amount included therein for costs and expense, to the extent specified in the Schedules hereto that Receiving Party shall be responsible for such payment) as required to comply with applicable tax regulations and shall be payable net forty-five (45) days after the date thereof, unless otherwise noted in the Schedules. Statements shall be in US Dollars. Except for the payments expressly provided in the Schedules, no further payments (including in respect of reimbursement for costs and expenses) shall be due to Providing Party for the Transition Services set forth in the Schedules (even if Providing Party engages third party service providers to provide Transition Services). Except as expressly provided otherwise in the Schedules, if any Transition Service is terminated prior to the end of a full payment period, any payment with respect to such partial period shall be appropriately pro-rated to the date of termination or cancellation.

2.3 Priorities. In providing the Transition Services, Providing Party shall accord Receiving Party substantially the same priority and level of Transition Services that Receiving Party afforded itself prior to the Anticipated Termination Date, to the extent applicable.

2.4 Taxes. All payments by Receiving Party to Providing Party for the Transition Services under this Agreement shall be increased to cover any applicable sales tax, value-added tax or consumption tax, goods and services tax or similar tax (“Taxes”) (but excluding any tax based upon the net income of Providing Party) payable with respect to the provision by Providing Party of the Transition Services under applicable law and properly charged to the Receiving Party on a valid tax invoice, and Providing Party shall be responsible for remitting (or causing its Affiliates and/or agents, as applicable to remit) any such Taxes to the appropriate Governmental Body.

Ex. C-4

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

2.5 Use of Transition Services. Providing Party shall be required to provide the Transition Services only to Receiving Party in connection with the conduct of Receiving Party’s provision of AGN Services in the ordinary course of Receiving Party’s business in Mexico.

2.6 Title to Intellectual Property. To the extent that Providing Party uses intellectual property owned by Providing Party, its Affiliates or a third party in connection with providing the Transition Services, such intellectual property, and any derivative works, additions, modifications or enhancements thereof created during the term hereof, shall remain the sole property of Providing Party, its Affiliates or the third-party.

SECTION 3

TERM OF PARTICULAR SERVICES

3.1 Term and Termination. The provision of the Transition Services shall commence on the date hereof and each Transition Service shall terminate at the end of the time periods set forth in the Schedules with respect to such Transition Service, unless extended as provided in Section 1.1 above; provided, however, that Receiving Party may cancel any Transition Service early by providing written notice to Providing Party (such cancellation to be effective as of the date of receipt of such notice, or, if later, the date specified for cancellation in the notice).

3.2 Return of Records. Upon the termination of any Transition Service with respect to which Providing Party or its Affiliates hold books, records or files, including, but not limited to, current and archived copies of computer files, owned by Receiving Party and used by Providing Party or its Affiliates in connection with the provision of a Transition Service to Receiving Party, Providing Party will return all of such books, records or files as soon as reasonably practicable, but not later than thirty (30) days after such termination. Providing Party may make duplicates of such books, records or files for its legal files at its own cost.

SECTION 4

LATE PAYMENT; LIABILITIES; FORCE MAJEURE

4.1 Late Payment etc. The provisions of Sections 10.2, 10.3, 10.4, 10.5, and 10.6 of the Wholesale Agreement shall apply mutatis mutandi to this Agreement.

4.2 Liabilities; Force Majeure. The provisions of Article 14 (Limitations of Liability), Article 15 (Indemnification), and Article 17 (Force Majeure) in the Wholesale Agreement shall apply mutatis mutandi to this Agreement.

SECTION 5

TERMINATION

5.1 Termination. This Agreement shall terminate on the earliest to occur of (a) the date on which the provision of all Transition Services has terminated or been cancelled pursuant to Section 3.1, or (b) the date on which this Agreement is terminated pursuant to Section 5.2.

Ex. C-5

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

5.2 Breach of Agreement. If either party shall cause or suffer to exist any material breach of any of its obligations under this Agreement, including but not limited to any failure to make payments when due, and said party does not cure such default within sixty (60) days after receiving written notice thereof from the non-breaching party, the non-breaching party may terminate this Agreement, including the provision of the Transition Services pursuant hereto, immediately by providing written notice of termination.

5.3 Sums Due. In the event of a termination or cancellation of this Agreement, Providing Party shall be entitled to, and Receiving Party shall pay, all outstanding amounts due from Receiving Party pro-rated to the date of termination or cancellation, subject to Section 5.4.

5.4 Effect of Termination. Sections 1.2, 2.2, 2.4, 2.5, 2.6, 3.2, 4.1, 4.2, 5.3, this Section 5.4, and all of Section 6 (other than Section 6.12) shall survive any termination of this Agreement. No such termination shall relieve a party of any payment or other obligation, or responsibility for any breach, arising under this Agreement as of or prior to such termination.

SECTION 6

MISCELLANEOUS

6.1 Notice. Except as otherwise provided, all notices which are permitted or required under this Agreement shall be in writing and shall be deemed given (a) when delivered personally, (b) if by fax upon transmission with confirmation of receipt by the receiving party’s facsimile terminal, (c) if sent by documented overnight delivery service on the date delivered or (d) if sent by mail, five (5) business days after being mailed by registered or certified mail, postage prepaid, addressed as follows, or to such other person or address as may be designated by notice to the other party:

If to Providing Party, to:

Alestra S. de R.L. de C.V.

Tel: +
Fax: +
Email:

with a copy (which shall not constitute notice) to:

Tel: +
Fax: +
Email:

Ex. C-6

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

or if to Receiving Party, to:

[***]
1 AT&T Way
Bedminster, NJ 07921-2693

Tel:	[***]
Fax:
Email: [***]

with a copy (which shall not constitute notice) to:

[***]
General Attorney-Mergers & Acquisitions
AT&T Inc.
One AT&T Plaza
208 S. Akard; Room 3214
Dallas, TX 75202
Tel: [***]
Fax: [***]
email: [***]

6.2 Headings. The section or other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

6.3 Entire Agreement. This Agreement and the Nodes Purchase Agreement, including all schedules and exhibits attached hereto and thereto, and all certificates and documents executed and delivered in connection with the Nodes Purchase Agreement, when executed and delivered, and the other Commercial Agreements (as such term is defined in the Nodes Purchase Agreement, constitute the entire agreement of the parties, superseding and extinguishing all prior agreements and understandings, representations and warranties, relating to the subject matter hereof.

6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered, shall be an original instrument, but counterparts together shall constitute a single agreement.

6.5 Governing Law and Dispute Resolution. The provisions of Article 20 (Governing Law and Dispute Resolution) in the Wholesale Agreement shall apply mutatis mutandi to this Agreement.

6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties, their successors, permitted assigns and legal representatives. If an assignment occurs, such assignment will not relieve the assigning party from its liabilities or obligations under this Agreement.

Ex. C-7

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

6.7 Assignment and Delegation. Receiving Party shall not assign any of its rights or otherwise delegate any of its duties under this Agreement without the prior written consent of Providing Party (but, for the avoidance of doubt, it is understood that Receiving Party includes any applicable Affiliates of AT&T Corp.). Providing Party may not assign or delegate performance of all or any part of its obligations under this Agreement to any other person without the prior written consent of Receiving Party. Any purported assignment in violation of this Section 6.7 shall be void.

6.8 Modification and Amendment. This Agreement may not be modified or amended except by written agreement specifically referring to this Agreement and signed by the parties hereto.

6.9 Waivers. No waiver of a breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

6.10 Severability. Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, provided that such invalidity or unenforceability does not deny any party the material benefits of the transactions for which it has bargained, such invalidity or unenforceability shall not affect in any way the remaining provisions hereof.

6.11 Title to Data. Subject to the provisions of the [AGN Node Purchase Agreement], Receiving Party acknowledges that it will acquire no right, title or interest (including any license rights or rights of use) in any software, and the licenses therefore which are owned by Providing Party or its Affiliates, or to any data or content handled by the Receiving Party and/or stored in such software, solely by reason of Providing Party or its Affiliates’ provision of the Transition Services provided hereunder.

6.12 Further Assurance. Each party covenants and agrees to (i) execute and deliver such additional documents as may be reasonably requested by the other party, (ii) make available on a timely basis such additional information and materials as may be reasonably be requested by the other party, and (iii) take such other actions as may be reasonably requested by the other party, in order to make the Transition Services available to Receiving Party in accordance with the terms and conditions hereof and to otherwise implement or give effect to this Agreement and the matters contemplated hereby. Throughout the period of this Agreement, the parties shall cooperate and support each other in providing and migrating the Transition Services from Providing Party to Receiving Party. Providing Party will use its commercially reasonable efforts to promptly accommodate any reasonable requests by Receiving Party to provide additional services or modified Transition Services requested by Receiving Party that were not included in the Schedules as of the date of this Agreement but that Receiving Party reasonably determines is a material service (or modification to a Transition Service) necessary for the provision of AGN Services following the Anticipated Termination Date consistent with the intent of this Agreement. To the extent such additional services create material additional costs for Providing Party, the Providing Party and Receiving Party shall establish a reasonably satisfactory method of reimbursement from Receiving Party to Providing Party intended to make

Ex. C-8

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Providing Party whole (neutral) with respect to such additional cost (without any margin or profit to be included in such reimbursement).

6.13 Due Execution and Delivery. Each of the parties covenants that its execution and delivery of this Agreement has been duly authorized, that the Agreement has been duly executed and delivered and that it has the full power and authority to perform its obligations hereunder.

7.14 Confidentiality. Each of the parties undertakes to keep the other party’s information (including all data and content stored and/or processed by the Providing Party pursuant to this Agreement) relating to the AGN Services or the Transition Services confidential and not to disclose it without the prior written consent of the other party.

7.15 Specific Performance. Each party agrees that the other party would be damaged irreparably if any provision of this Agreement is not performed in accordance with its terms or otherwise is breached, so that a party shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which such party may be entitled, at law or in equity.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Ex. C-9

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AT&T GLOBAL NETWORK SERVICES S. de R.L. de C.V.		ALESTRA S. de R.L. de C.V.

By:		By:
	Name:		Name:
	Title:		Title:

Ex. C-10

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

SCHEDULE I

GENERAL PRINCIPLES

1.	Start/End Date. The Providing Party will begin providing services at the Anticipated Termination (as defined in the Equipment Lease Agreement) and continue for a period of twelve (12) months thereafter, or for such shorter or longer period as the parties may agree (or as otherwise more specifically provided in other Schedules hereto with respect to any particular services specified in such other Schedules).

2.	Summary of Principles

Principle	Description
Transition Support

Using reasonable best efforts, the Providing Party and Receiving Party shall co-operate and act in good faith to facilitate the transfer of the assets, contracts, systems and processes contemplated by the Nodes Purchase Agreement, this Transition Services Agreement and the other Commercial Agreements.

Such Transition Services shall include Providing Party promptly responding to requests from Receiving Party regarding such systems and processes. System data transfer shall be provided by Providing Party across the full end to end business functions (including, without limitation, Sales, Ordering, Service Delivery, Service assurance, and Customer billing) with respect to all applicable circuits, equipment and all other assets being transferred under the Nodes Purchase Agreement or Commercial Agreements.

Human Resources	Providing Party shall make appropriate personnel reasonably available to the extent that Receiving Party requires such personnel for consultation or if needed full time engagement with the appropriate commercially reasonable charges (as may be mutually agreed) in order for Providing Party to perform its obligations under the Nodes Purchase Agreement, this Transition Services Agreement and the other Commercial Agreements and for Receiving Party to realize the intended benefits of those agreements.

3.	Contact Person for Receiving Party (Transition Support):

Name: [***]

Address: 1 AT&T WAY , 5C222B , BEDMINSTER , NJ 07921 USA

Telephone No.: +[***]

Email address: [***]

4.	Contact Person for Receiving Party (HR):

Name: [***]

Address: 1 AT&T WAY , 4A124 , BEDMINSTER , NJ 07921 USA

Telephone No +[***]

Fax No.: +1 [***]

Email address [***]

Ex. C-11

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

5.	Contact Person for Providing Party:

Name: Ignacio Guzman

Telephone No.: + 52 81 8625 2121

Email address: iguzman@alestra.com.mx

Ex. C-12

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

SCHEDULE II

CUSTOMER BILLING DATA & ACCOUNT MANAGEMENT SERVICES

1.	Start/End Date. The Providing Party will make available to the Receiving Party billing data and account management services on the Anticipated Termination or as soon as practicable thereafter to the extent relevant to the AGN Customers or Nodes. For up to nine (9) months after the Anticipated Termination, unless otherwise indicated below, the Providing Party shall make its personnel reasonably available to answer any questions from Receiving Party with respect to customer billing data, account management, provisioned customer information, transactional history for AGN Customers.

2.	Summary of Services

Service Name	Service Description
Customer Billing	At the Anticipated Termination, or as soon as practicable thereafter, the Providing Party shall provide the Receiving Party with customer billing data relating to AGN Customers. (See Schedule II Appendix A for specific details). This may include actual alternative bill production and invoice distribution to continue for up to nine (9) months, after the Anticipated Termination.

Customer Account Management	Upon request from the Receiving Party, the Providing Party shall provide the Receiving Party with relevant information from the Providing Party’s systems relating to the AGN Customers or Nodes or otherwise useful for Receiving Party to continue provision services utilizing the Nodes that may continue to report relevant information relating to AGN Customers. See Schedule II Appendix A .

3.	List of Transition Services to be provided:

Service Name	Services
Customer Billing	Providing Party shall transfer to the Receiving Party the Providing Party’s customer billing records for AGN Customers in a manner reasonably requested by Receiving Party. The AGN Customer billing records shall include those billing fields currently employed by the Providing Party, including (as may be readily obtainable), bill-to contact, address, and related contract terms and billing cycles. See Schedule II, Appendix A for specific details, as well as Schedules III (AR Transactional and Collection History), Schedule V (data transfer) and VII for CPE billing.

Alternative Billing Services	To the extent requested at or about the Anticipated Termination, the Providing Party shall provide to the Receiving Party alternative billing services relating to the AGN Customers. This may include contract rate implementation for billing events, actual bill production with AT&T logo, remittance lockboxes, invoice validation and reconciliation with the Receiving Party, invoice distribution, and invoice reprints or invoice reimages to continue

Ex. C-13

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

for up to nine (9) months. Pricing for these services shall be attached hereto as Annex [Annex to be finalized by the date of execution of this Transition Services Agreement, but in no event shall the pricing be in excess of the Seller proposal dated as of February 21, 2011.]

Provision of Customer Billing Data/Information

Providing Party will provide to the Receiving Party, detailed customer billing records to correspond to all invoices issued during the month. (See Schedule II Appendix A for specific details & Schedule VII for CPE billing).

Upon the Anticipated Termination, the Providing Party will provide to the Receiving Party customer billing records for AGN Customers in a manner reasonably requested by Receiving Party.

Following the Anticipated Termination, the Providing Party shall provide to the Receiving Party customer billing records for transferred accounts, pending disputes, credits, and invoices history to support open AR or outstanding balance value (Transition Services Agreement Schedule II, Schedules III V for details).

Account Management

(1)     Providing Party to provide to the Receiving Party customer account management reports, to the extent the Providing Party possesses such reports for any AGN Customers

(2)     At Receiving Party’s request, the Providing Party shall provide the Receiving Party all relevant information from the Providing Party’s systems that may continue to report relevant information relating to AGN Customers

(3)     The Providing Party shall assist the Receiving Party with billing inquiries from AGN Customers up to six (6) months after the Anticipated Termination. (See Schedule II Appendix A for specifics and Schedule III).

Questions Resolution and Assistance	The Providing Party shall make its personnel reasonably available to the Receiving Party to assist in answering any relevant questions or resolving any issues with respect to transfer of customer billing, account information and financial credits post Anticipated Termination related to invoices prior to the Anticipated Termination Date. Both parties will agree upon reasonable SLA for response between Providing and Receiving party. This support may continue for up to six (6) months.

Operational Support & Administrative Activities	To the extent requested at or about the Anticipated Termination the Providing Party shall make its personnel reasonably available to the Receiving Party to assist in general operational support relevant to issues with respect to AGN Customer billing inventory, account profile data, transaction & collection history, open disputes, invoice images/ reprints related to Alestra-owned invoices issued prior to the Anticipated Termination Date.

Ex. C-14

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

4.	Required performance parameters/Service level: The Providing Party shall provide billing data to the Receiving Party in the manner reasonably requested by the Receiving Party for purposes of migrating the billing data to the Receiving Party’s own billing systems.

Note: Documentation and billing data will be in Spanish or in English if available.

5.	Method of calculating fees: No fees during the six (6) months period, except with respect to the item captioned “Alternative Billing Services” above to the extent utilized by Purchaser.

6.	See Appendix A for Customer Billing Data (during initial, validation, final and true phases), as well as customer transaction, collection history, and dispute management data:

(It is agreed that references in Appendix A to Closing or “close” or similar references shall be deemed to instead refer to the date of the Transition Services Agreement).

A. Data transfer format and translation shall include account profile information, key site, bill element items, mapping table and other information used by the Providing Party to process the information, and necessary for the Receiving Party to convert the information so received from the Providing Party to the Receiving Party’s format and run in its systems as has been implemented prior to the date of execution of this Agreement (as more fully described in Appendix A to this Schedule).

B. In the event the Providing Party is required to implement any subsequent material modifications to its systems as a direct consequence of a modification to the Receiving Party’s processes or systems, the parties shall mutually agree on the corresponding implementation costs that should be borne by Receiving Party, provided, however, that the Providing Party shall promptly take all reasonable actions to implement such material modifications in a timely manner in order no to affect the Receiving Party’s processes as scheduled.

7.	Contact Person for Receiving Party:

Name: [***]

Address: 3033 CHAIN BRIDGE RD , POD C, 2ND FLR - CB12.213 , OAKTON , VA 22185 USA

Telephone No. + [***]

Fax No.: + [***]

Email address: [***]

8.	Contact Person for Providing Party:

Name: Julio Peraza

Telephone No.: + 52 81 1555 2481

Email address: jperaza@alestra.com.mx

Ex. C-15

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

SCHEDULE III

CASH-IN INFORMATION: RECEIVABLES

1.	Start/End Date. The Providing Party shall provide to the Receiving Party Accounts Receivable and cash receipts information for such pre-Anticipated Termination periods as the Receiving Party may reasonably request and for a period of twelve (12) months after the Anticipated Termination Date, or for such shorter or longer period as the parties may agree.

2.	Summary of Services

Service Name	Service Description
Accounts Receivable Information	The Providing Party shall provide to the Receiving Party detailed receivable and cash received information related to AGN Customers. The Receiving Party shall assume collection responsibility for the receivables balances related to AGN Customers from the Providing Party as of the Anticipated Termination Date.

3.	List of Transition Services to be provided:

Service Name	Services
Provision of information

The Providing Party will provide to the Receiving Party, on a monthly basis, a detailed reconciliation of all invoices and credits issued and cash received, refunds issued, or any other adjustments made to accounts receivables related to AGN Customers.

Upon the Anticipated Termination, the Providing Party will provide to the Receiving Party a breakdown of accounts receivable related to AGN Customers, to include a detailed listing of all outstanding invoices by customer.

Following the Anticipated Termination, the Providing Party shall promptly provide to the Receiving Party notice of and information related to cash received by the Providing Party, related to receivables that properly belong to the Receiving Party.

Transfer of funds	Providing and Receiving Party’s will promptly remit any funds received in respect to the other Party’s receivables.

4.	Required performance parameters/Service level: Providing Party will provide the Receiving Party relevant information of accounts receivable, including cash receipts in relation to the Nodes and AGN Customers in a timely manner. The notice should include payer’s name, received amount, received date, billing number and scheduled transfer date, and the Providing Party shall transfer funds from such receivable payment to Receiving Party within forty-five (45) days.

5.	Method of calculating fees: No fees.

6.	Contact Person for Receiving Party:

Ex. C-16

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Name: [***]

Address: 1010 N SAINT MARYS ST , 10C , SAN ANTONIO , TX 78215 USA

Telephone No. + [***]

Fax No.: + [***]

Email address: [***]

7.	Contact Person for Providing Party:

Name: Sergio Bravo

Telephone No.: + 52 81 8625 2201

Email address: sbravo@alestra.com-mx

Ex. C-17

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

SCHEDULE IV

REIMBURSEMENT OF PAYABLES

1.	Start/End Date. Providing Party will provide to Receiving Party the following services beginning at Anticipated Termination and continuing for a period of twelve (12) months thereafter, or for such shorter or longer period as the parties may agree:

2.	Summary of Services

Service Name	Service Description
Accounts Payable	Providing Party shall provide Receiving Party with information on outstanding payables related to AGN Customers and for any payments properly made on a payable that Providing Party believes to be the responsibility of Receiving Party.

3.	List of Transition Services to be provided:

Service Name	Services
Provision of information

On the Anticipated Termination Date, Providing Party shall provide a detailed summary and copies of all unpaid invoices that are the responsibility of Receiving Party, if any.

Following the Anticipated Termination, Providing Party will notify Receiving Party and provide all payables invoices presented to Providing Party that are the responsibility of Receiving Party.

Providing Party and Receiving Party shall present detailed information and invoice copies for any payments made by one party that are the responsibility of the other party.

Reimbursement	Any payment is remitted by Receiving Party or Providing Party for payables that are the responsibility of the other shall be promptly reimbursed after receiving reasonable verification of such payment.

4.	Required performance parameters/Service level: Providing Party and Receiving Party shall make any required reimbursements within forty-five (45) days after the day of invoice receipt.

5.	Method of calculating fees: No fees.

6.	Contact Person for Receiving Party:

Name: [***]

Address: 1010 N SAINT MARYS ST , 10C , SAN ANTONIO , TX 78215 USA

Telephone No. +[***]

Fax No.: +1 [***]

Email address: [***]

7.	Contact Person for Providing Party:

Name: Sergio Bravo

Ex. C-18

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Telephone No.: + 52 81 8625 2201

Email address: sbravo@alestra.com.mx

Ex. C-19

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

SCHEDULE V

DATA SEPARATION AND TRANSFER

1.	Start/End Date. The Providing Party will begin providing to the Receiving Party the following services at the Anticipated Termination and continue for a period of nine (9) months thereafter, or for such shorter or longer period as the parties may agree:

2.	Summary of Services

Service Name	Service Description
Separation of Data	The Providing Party will separate its data into data pertaining to its retained business and data pertaining to the AGN Customers and Nodes.

3.	List of Transition Services to be provided:

Service Name	Services
Separation of Data	The Providing Party shall work with the Receiving Party to separate the data used by the Providing Party’s systems so that the Receiving Party will have access to the data related to the AGN Customers and Nodes.

Transfer of Transferred Customer Data	Providing Party will provide Receiving Party with account data including contract information and billing data for AGN Customers.

Transfer of Financial Data	Providing Party will provide to Receiving Party financial data, including asset data and procurement data, for the Nodes and AGN Customers.

Transfer of Network Data	Providing Party will provide Receiving Party relevant network data relating to circuits, nodes, and CPE.

Transfer of Service Information	Prior to the Anticipated Termination, Providing Party will provide to Receiving Party additional general information, to the extent readily available, relating to services provided to AGN Customers and a final file after Anticipated Termination.

4.	Required performance parameters/Service level: The Providing Party shall ensure that the data described in the above list of transition services is transferred to the Receiving Party in a timely manner.

5.	Method of calculating fees: No fees.

6.	Required performance parameters/Service level: Financial data or information will be provided in a form that is reasonably complete in a timely manner.

7.	Intentionally deleted. Does not apply

8.	Contact Person for Receiving Party:

Name: [***]

Address: 1 AT&T WAY , 4D155 , BEDMINSTER , NJ 07921 USA

Telephone No. + [***]

Ex. C-20

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Email address: [***]

9.	Contact Person for Providing Party:

Name: Gabriel Muñoz

Telephone No.: + 52 81 8748 6165

Email address: gmunoz@alestra.com.mx

Ex. C-21

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

SCHEDULE VI

FINANCIAL INFORMATION

1.	Start/End Date. The Providing Party shall provide requested financial data with respect to the AGN Customers and Nodes at Anticipated Termination (or as soon as practicable thereafter), and promptly provide any other applicable financial information required during the transition period. The Providing Party will respond to Receiving Party’s inquiries regarding such financial data in a timely manner.

2.	Summary of Services

Service Name	Service Description
Financial Data	Providing Party to provide Receiving Party with financial records or information associated with the AGN Customers and Nodes, or any other applicable financial information required during the transition period; as reasonably requested by Receiving Party.

3.	List of Transition Services to be provided:

Service Name	Services
Provision of Financial Data	Providing Party to provide Receiving Party financial records or information associated with the AGN Customers and Nodes, or any other applicable financial information required during the transition period; as reasonably requested by Receiving Party.

Provision of Financial Information by Request	Upon Receiving Party’s inquiry regarding the financial data described above, Providing Party shall reasonably respond to such inquiries regarding such financial data.

4.	Required performance parameters/Service level: Financial data or information will be provided in a complete and legible format in a timely manner.

5.	Contact Person for Receiving Party:

Name: [***]

Address: 340 MT KEMBLE AVE , N313B , MORRISTOWN , NJ 07960 USA

Telephone No. [***]

Email address: [***]

6.	Contact Person for Providing Party:

Name: Sergio Bravo

Telephone No.: + 52 81 8625 2201

Email address: sbravo@alestra.com.mx

Ex. C-22

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

SCHEDULE VII

CPE SUPPORT

1.	Start/End Date. The Providing Party will begin providing to the Receiving Party the following services at Anticipated Termination and continue for a period of six (6) months thereafter, or for such shorter or longer period as the parties may agree:

2.	Summary of Services

Service Name	Service Description
CPE procurement, installation, maintenance and billing

•       Providing Party will provide to Receiving Party, upon Receiving Party’s request, ongoing CPE support related to AT&T AGN branded services, including but not limited to GMIS, EVPN, AVPN, ATS and IPTEL.

•       Applies to existing base of CPE inventory as well as potential MACD and/or New Orders as needed.

•       To the extent requested by Receiving Party, these services include any and all of the following service delivery or service assurance components:

1.      Procurement

2.      Staging

3.      Installation

4.      Test and Turn-Up

5.      Maintenance

6.      MACDs

7.      Billing (See Schedule II)

3.	List of Transition Services to be provided:

Service Name	Services
Additional CPE Requirements

•       At Anticipated Termination, Providing Party shall provide to Receiving Party a detailed inventory of existing CPE in use to support all existing AGN services customers. Attached spreadsheet contains the necessary fields of information; format to be agreed upon.

CPE Data Collection

4.	Contact Person for Receiving Party:

Name: [***]

Address: One AT&T Way, Bedminster, NJ. 07921

Telephone No. + [***]

Fax No.: + [***]

Email address: [***]

Ex. C-23

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

5.	Contact Person for Providing Party:

Name: Amet Novillo

Address: Av. Eugenio Clariond 175 Col. Cuauhtemoc, 66450 San Nicolas de los Garza, N.L.

Telephone No.: +(81) 8748 6283

Fax No.: +(81) 8748 6218

Email address: anovillo@alestra.com.mx

Ex. C-24

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

SCHEDULE VIII

TREATMENT of 3rd PARTY ACCESS CONTRACTS

1.	Start/End Date. The Providing Party will begin providing to the Receiving Party the following services at Anticipated Termination and continuing for a period of twelve (12) months thereafter, or for such shorter or longer period as the parties may agree:

2.	Summary of Services

Service Name	Service Description
Third Party Access

•     If requested by Receiving Party, Providing Party will continue to provide Receiving Party the long haul services for all third party last mile access connections that are transferred to or otherwise contracted directly by Receiving Party that require such type of connectivity. “Long haul services” refer to the connection between the Providing Party’s closest POP and the AGN facilities in Monterrey, Guadalajara, Tijuana and Mexico City. Prices for long haul services shall as set forth in Schedule “Y”.

•     Notwithstanding anything herein to the contrary, Receiving Party shall have no obligation to use the Providing Party’s long haul facilities, or, if such facilities are contracted, shall have the right to migrate the long haul services from Providing Party to another service supplier, provided, however, that such migration shall meet any contracted minimum term commitments agreed between Providing Party and Receiving Party.

•     In the event that Receiving Party is not successful in becoming Customer of Record of such last mile third party circuits by the Anticipated Termination for existing AGN services, Providing Party agrees to permit Receiving Party to commercialize such third party access as part of AGN services for Receiving Party’s customers in accordance with the commercial agreements reached by the parties and reflected in the Wholesale Agreement.

3.	List of Transition Services to be provided:

Service Name	Services
Additional treatment of customer	• To the extent requested by Receiving Party, the Providing

Ex. C-25

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

equipment and PSTN and ISDN circuits

Party will cooperate to establish a commercially reasonable agreement with respect to having the Providing Party provide servicing (maintenance, configuration, repair) of CSU/DSU or other ancillary customer premise equipment associated with the access services;

•   Providing Party shall cooperate with Receiving Party with respect to allowing Receiving Party to establish with third party providers arrangements

Additional scenarios	• All additional scenarios would be revised and negotiated under a case by case basis under reasonable commercial agreements or during the preparation stage.

4.	Contact Person for Receiving Party:

Name: [***]

Address: CH100 W. Cyprus Creek Road, East End, Fort Lauderdale, FL. 33309

Telephone: [***]

Fax No.:

Email address: [***]

5.	Contact Person for Providing Party:

Name: Eduardo Santin

Telephone No.: + 52 81 8625 2285

Email address: esantin@alestra.com.mx

Ex. C-26

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Exhibit D

WHOLESALE AGREEMENT

[***]

Ex. D-1

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Exhibit E

AGN COOPERATION TERMINATION AGREEMENT

TERMINATION AGREEMENT, dated as of [                    ], 20[    ] (this “Agreement”) , by and between AT&T Corp., a company incorporated under the laws of the state of New York (“AT&T” ), and Alestra, S. de R. L. de C.V., a company incorporated under the laws of Mexico ( “Alestra”). Capitalized terms used and not otherwise defined herein shall have the meaning set forth in that certain Nodes Purchase Agreement, dated as of April 14, 2011 (the “Nodes Purchase Agreement”), by and among the Alfa, S.A.B. de C.V., the AT&T Parties and Alestra.

W I T N E S S E T H:

WHEREAS, AT&T has deployed infrastructure to extend the AT&T Global Network (“AGN”) in countries around the world to enable AT&T, directly or indirectly through its Affiliates, resellers and local service providers, to provide AT&T Global Network Services to business customers in a seamless, consistent, stable and ubiquitous manner;

WHEREAS, on February 13, 2003, AT&T and the Onexa Parties executed the AGN Principles Agreement in which the parties agreed to analyze the feasibility of a specific proposal to deploy the AGN, to deliver AT&T Global Services to customers in Mexico through Alestra, a joint venture owned by AT&T and the Onexa Parties, and to authorize Alestra to market, sell and provision AT&T Global Network Services in Mexico as a controlled affiliate of AT&T;

WHEREAS, following such analysis in August of 2004, AT&T, and Alestra executed the AT&T Global Network Cooperation Agreement by and between AT&T and Alestra, with a scheduled termination date of June 30, 2010 (hereinafter the “Original AGN Agreement”); and

WHEREAS, on July 1, 2010, AT&T and Alestra amended the Original AGN Agreement through the adoption of the AT&T Global Network Cooperation Agreement (“AGN Cooperation Agreement”); and

WHEREAS, the parties hereto desire to terminate the Agreement pursuant to the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

1.1 Termination of AGN Cooperation Agreement. In consideration of the agreements of the parties hereto contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the AGN Cooperation Agreement is hereby terminated; provided “…provided that the respective obligations of the Parties set forth in Articles 1, 8 (with respect to fees accrued but unpaid, in each case, on or prior to the date hereof), 12, 14, 15, 16, 18, 20.8, 20.9, 20.10, 20.11, 22 and 24 of the AGN Cooperation Agreement shall survive the termination; and, for the avoidance of doubt, the Parties agree that there shall be no the wind down as contemplated by Article 21 therein.

Ex. E-1

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

1.2 Consent to Service of Process; Waiver of Jury Trial.

(a) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 1.5.

(b) THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE.

1.3 Entire Agreement; Amendments and Waivers. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

1.4 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by the internal laws of the State of New York.

1.5 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to AT&T, to:

Ex. E-2

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

AT&T Corp.

One AT&T Plaza

208 S. Akard; Room – 32nd Floor

Dallas, TX 75202

Facsimile: +1 [***]

Attention: [***]

With a copy to:

AT&T Corp.

One AT&T Plaza

208 S. Akard; Room 3214

Dallas, TX 75202

Facsimile: +1 [***]

Attention: [***]

and

Thompson & Knight Abogados, S.C.

Paseo de las Palmas 405 – 1901

Lomas de Chapultepec

11000, México D.F., México

Facsimile: +[***]

Attention: [***]

If to the Alestra, to:

Alestra, S. de R.L. de C.V.

Ave. Lázaro Cárdenas 2321

Col. Residencial San Agustín

San Pedro Garza García, N.L.

66269 Mexico

Facsimile: +52-81-8625-2303

Attention: Rolando Zubiran

With a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Facsimile: +1 (212) 310-8007

Attention: Frederick S. Green

1.6 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid,

Ex. E-3

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

1.7 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by either AT&T or the Alestra (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.

1.8 Language. English shall be the official language in respect to all matters in connection with this Agreement, unless otherwise agreed in writing by the Parties. In the event that this Agreement shall be translated into any other language, the English version shall be controlling as among the parties.

1.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[remainder of page intentionally left blank; signature page follows]

Ex. E-4

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

AT&T CORP.

By:
Name:
Capacity:

ALESTRA, S. de R.L. de C.V.

By:
Name:
Title:

Ex. E-5

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Exhibit F

KEY POST-SIGNING ACTIVITIES

1.	This Exhibit sets forth certain key post-signing activities of Seller and Purchaser under the Agreement to help facilitate an orderly transition. Unless otherwise indicated, each such activity shall commence as promptly as practicable after the date of the Agreement. Capitalized terms used and not defined in this Exhibit shall have the meanings ascribed to such terms in the Agreement. No charges shall be made from Seller to Purchaser with respect to the activities set forth herein.

2.	Summary of Activities

Service Name	Service Description
Data collecting, sharing and transfer

Seller and Purchaser agree to begin the collection and sharing of data to ensure a seamless transition to customers.

Seller will provide initial view of data as reasonably possible after the date of the Agreement (unless otherwise noted) with a Final view after the date of the Transition Services Agreement and described in Transition Services Agreement.

Note:    Documentation and data will be in Spanish or in English if available.

Team Calls/Meetings	Teams agree to hold calls as necessary to review status of project timelines and deliverables to achieve due dates.

3.	Description of Activities

Service Name	Service Description
Customer Account Management

Upon request from the Purchaser, the Seller shall provide the Purchaser with relevant information from the Seller’s systems relating to the customers receiving AGN Services utilizing one or more of the Nodes (“AGN Customers”) or the Nodes or otherwise useful for Purchaser to continue provision services utilizing the Nodes that may continue to report relevant information relating to AGN Customers. See Schedule II Appendix A.

Seller will provide Purchaser, dispute information no more than 60 days after the date of the Agreement to ensure Purchaser is able to provide same level of support for the dispute resolution and collections efforts as outlined in Appendix A.

Customer Billing	Seller shall provide the Purchaser with customer billing data relating to Transferred Customers. See Appendix A for specific details.

Ex. F-1

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Seller will provide an updated customer billing data file to Purchaser upon request. Seller and Purchaser shall complete four refreshes of the customer data (billing, circuits, network and equipment) to Purchaser, at regular intervals, with the initial set of information (previously furnished by Purchaser) to be provided by Seller to Purchaser within 5 to 10 business days following the date of execution of the Agreement and the final certified set of data be provided 30 calendar days prior to the estimated date of execution of the Transaction Services Agreement (with Purchaser to make such estimation), and intermediate refreshes as reasonably requested by Purchaser.

Seller shall transfer to the Purchaser the Seller’s customer billing records for AGN Customers in a manner reasonably requested by Purchaser. The AGN Customer billing records shall include those billing fields currently employed by the Seller, including (as may be readily obtainable), bill-to contact, address, and related contract terms and billing cycles. See Appendix A for specific details as well as the following sections in this document: Cash Information: Receivables and CPE Data.

Provision of Customer Billing Data/Information	The Seller will provide to the Purchaser, detailed customer billing records to correspond to all invoices issued during the month. See Appendix A for specific details & section in this document: CPE Data.

Account Management

(4)    Seller to provide to the Purchaser customer account management reports, to the extent the Seller possesses such reports for any AGN Customers

(5)    At Purchaser’s request, the Seller shall provide the Purchaser all relevant information from the Seller’s systems that may continue to report relevant information relating to AGN Customers

Questions Resolution and Assistance	The Seller shall make its personnel reasonably available to the Purchaser to assist in answering any relevant questions or resolving any issues with respect to transfer of customer billing, account information and financial credits post the date of the Transition Services Agreement related to invoices prior to the date of the Transition Services Agreement. Seller shall promptly respond to such questions (and in any event in no less than 3 business days). This support may continue for up to six (6) months after the date of the Transition Services Agreement.

Operational Support & Administrative Activities	The Seller shall make its personnel reasonably available to the Purchaser to assist in general operational support relevant to issues with respect to AGN Customer billing inventory, account profile data, transaction & collection history, open disputes, invoice images/ reprints related to Seller-owned invoices issued prior to the date of the Transition Services Agreement.

Cash Information: Receivables	Seller will provide to the Purchaser, on a monthly basis, a detailed reconciliation of all invoices and credits issued and cash received, refunds issued, or any other adjustments made to accounts receivables related to AGN Customers up to six (6) months after

Ex. F-2

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

the date of the Transition Services Agreement.

Transferred Customer Data	Seller will provide Purchaser with account data including contract information (where available) and billing data for AGN Customers and a final file after the date of the Transition Services Agreement.

Financial Data	Seller will provide to Purchaser financial data, including asset data and procurement data, with respect to the Nodes and AGN Customers and a final file after the the date of the Transition Services Agreement.

Transfer of Network Data	Seller will provide Purchaser relevant network data relating to circuits, nodes, and CPE and a final file after the Closing and/or the date of the Transition Services Agreement, as applicable.

Transfer of Service Information	Seller will provide to Purchaser additional general information, to the extent readily available, relating to services provided to AGN Customers and a final file after the the date of the Transition Services Agreement.

AGN CPE Inventory	Seller shall provide to Purchaser no later than May 4, 2011 a detailed inventory of existing CPE in use to support all existing AGN Customers and provide a final list at Closing and at the date of the Transition Services Agreement. Attached spreadsheet contains the necessary fields of information; format to be agreed upon.

AGN Node Equipment	Seller shall provide to Purchaser a detailed inventory of existing AGN node equipment for all (4) four node sites and warehouse no later than (5) days prior to Close. Attached spreadsheet contains Seller’s preliminary view as of February 4, 2011 and provide a final list at the date of the Transition Services Agreement.

AGN Circuit Inventory	Seller shall provide to Purchaser a detailed inventory of existing AGN circuits for all AGN services (GMIS, EVPN, AVPN, IPS, ATS) no later than (5) days prior to Close and provide a final list at the date of the Transition Services Agreement. Attached spreadsheets contain a) Seller’s preliminary view as of November 2010 and b) Purchaser’s spreadsheet with required fields of information to be validated.

3rd Party Access	[***]

4.	Required performance parameters/Service level: The Seller shall provide data to the Purchaser in the manner reasonably requested by the Purchaser for purposes of seamless transition to AGN Customers.

5.	See Appendix A for Customer Billing Data (during initial, validation, final and true phases), as well as customer transaction, collection history, and dispute management data:

Ex. F-3

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

(It is agreed that references in Appendix A to Closing or “close” or similar references shall be deemed to instead refer to the date of the Transition Services Agreement).

6.	Contact Person for Purchaser (Transition Support):

Name: [***]

Address: 1 AT&T WAY , 5C222B , BEDMINSTER , NJ 07921 USA

Telephone No.: + [***]

Email address: [***]

7.	Contact Person for Seller:

Name: Ignacio Guzman

Telephone No.: + 52 81 8625 2121

Email address iguzman@alestra.com.mx

Ex. F-4

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Schedule 2.1

Nodes

This Schedule sets forth inventory of assets to be conveyed to Purchaser under this Agreement. The term “Nodes” shall include the following telecommunications nodes and the customer premises equipment owned by Seller as of December 31, 2010 relating to AGN services provided in Mexico located at Seller’s facilities in Mexico City, Guadalajara, Tijuana and Monterrey, with such removals as may occur in the ordinary course of business. For clarification purpose, any additions, attachments, alterations or improvements thereon after December 31, 2010 are considered as the Reimbursable CAPEX referred in Section 6.4.

A) TELECOMUNICATIONS NODES

NODE (SWITCH) GUADALAJARA

Units	Equipment
[***]	[***]

NODE (SWITCH) MONTERREY

Units	Equipment
[***]	[***]

NODE (SWITCH) CD. DE MEXICO

Units	Equipment
[***]	[***]

NODE (SWITCH) TIJUANA

Units	Equipment
[***]	[***]

WAREHOUSE

[***]

B) CUSTOMER PREMISE EQUIPMENT (CPE)

Units	Equipment
[***]

It is presumed that all of the above mentioned AGN CPE chassis include all the necessary cards to provide the feature functionality necessary to support the customers’ services. This includes memory cards, power cards, cables and other related equipment necessary for it to function fully.

Sch. 2.1-1

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. THIS INFORMATION HAS BEEN DENOTED BY ASTERISKS [***].

Schedule 2.2

Purchase Price Allocation

(In US Dollars)

Guadalajara	$	[***]
Monterrey		[***]
Mexico City		[***]
Tijuana		[***]
Warehouse (AGN inventory)		[***]

Total Node Assets	$	[***]

Customer Premise Equipment	$	[***]

Total	$	[***]

Sch. 2.2-1